UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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BAKER HUGHES COMPANY
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Baker Hughes

2020

Notice of Annual Meeting of Stockholders and Proxy Statement

Baker Hughes
Baker Hughes

Letter to our stockholders

On behalf of the Baker Hughes Board of Directors, it is my pleasure to invite you to the 2020 Annual Meeting of Stockholders.
Due to the unprecedented public health impact of the coronavirus outbreak (COVID-19) and to mitigate risks to the health and safety of our communities, stockholders, employees and other stakeholders, we will hold our 2020 Annual Meeting of Stockholders in a virtual only format, which will be conducted via live webcast. Stockholders will have an equal opportunity to participate at the annual meeting online regardless of their geographic location.
2019 progress
2019 was a pivotal year for Baker Hughes. We launched a new company brand and accelerated our separation efforts from our majority stockholder, GE. In addition, we delivered strong financial results and outperformed peers despite continued challenges across broader energy markets.
Our new Baker Hughes brand was launched in October 2019, repositioning us as an energy technology company, which better reflects our diverse portfolio that spans the entire energy value chain and will help us compete more effectively in a changing marketplace. We also refreshed our purpose and values, which enable everything we do and drive our behavior every day. Our purpose is to take energy forward - making it safer, cleaner, and more efficient for people and the planet.
In September 2019, we achieved an important milestone in our ongoing separation from GE. They reduced their ownership in Baker Hughes from approximately 50.3% to approximately 36.8% and reduced their board of director designees from five to one.
For the full year 2019, we delivered solid financial performance and achieved a number of key milestones, including revenue growth, led by 20% year-over-year order growth in Turbomachinery & Process Solutions and 12% order growth in Oilfield Equipment. We also grew total adjusted operating income margins and delivered strong cash flow. In addition, we returned $1 billion to stockholders through dividends and buybacks.
As we go forward, we remain focused on improving operational execution to expand margins, generate strong cash flow, and drive returns in 2020 and beyond.
Our responsibility
As we execute on our operational, financial, and strategic goals, we are also mindful of the ever-changing macro backdrop as the threat of climate change and the advancement of technology continues to transform our industry. At Baker Hughes, we believe that the energy industry has an important role to play in addressing the world’s greatest challenges. We are committed to playing a leading role in the future through close collaboration with leading global companies, organizations, and governments to progress shared goals for people and the planet.
That is why our strategy is focused on enhancing our competitiveness today, while evolving our portfolio to continue to lead in the future. It requires focus and innovation in three key areas: transforming our core through leading product companies, leading with technology, and enabling the energy transition. Our strategy is enabled by our purpose and values, and underpinned by our sustainability framework. We are firmly committed to operating responsibly and with accountability to serve the best interests of our stakeholders and enhance long-term economic value of the Company.

Lorenzo Simonelli Chairman, President & Chief Executive Officer

2	2020 Proxy Statement

In early 2019, we announced our commitment to reducing our own CO2 equivalent emissions 50% by 2030 and to net-zero by 2050. We are also uniquely positioned to provide technologies and solutions that help our customers lower their carbon footprint, and we are deploying a number of high-efficiency, low-carbon solutions today. Our integrated portfolio also offers a wide range of products that are directly tied to the continued growth in renewable energy sources. In addition to our world-class LNG franchise that is well known, our core compression technology can also be applied in Carbon Capture, Utilization, and Storage, as well as help deliver mechanical storage of energy for use in peak demand for renewables. We also have a suite of technologies that can monitor, manage, and reduce fugitive emissions and flaring, as well as condition monitoring for renewables. We will continue to build our new-energy portfolio.
During the year, we also announced our participation in the United Nation's Global Compact, an important commitment to align our business practices with the Compact's Ten Principles in human rights, labor, environment, and anti-corruption, and to take actions that advance broader societal goals.
Board refreshment
As part of our ongoing commitment to board refreshment and diversity, we have two new director nominees up for election this year. Nelda Connors and Cynthia Carroll both bring strong industrial and international experience that align with our integrated portfolio. We look forward to having them join our Board.
Energy forward
2019 represented another strong year of performance and an exciting new beginning for Baker Hughes. We have laid the foundation to deliver higher-productivity solutions for our customers, to develop rewarding careers for our employees, and to achieve strong free cash flow and industry-leading returns for our stockholders.
Thank you for your continued support and investment in Baker Hughes. We look forward to working together in 2020.
Sincerely,

3

Notice of 2020 Annual Meeting
of Stockholders

When: May 14, 2020 Thursday 9:00 a.m. Central Daylight Time *	Virtual Meeting Access: To attend, register by May 7, 2020 at 5 p.m. Eastern Daylight Time at www.proxydocs.com/bakerhughes	How to vote in advance

Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:
Agenda
Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank or other nominee
Proposal 1	The election of directors

Proposal 2	An advisory vote related to the Company’s executive compensation program

Proposal 3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank or other nominee

Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof
Record date
The Board of Directors of Baker Hughes Company (the “Company,” “Baker Hughes,” “we,” “us” or “our”) has fixed March 23, 2020 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock and Class B Common Stock of the Company (collectively, the "Common Stock") of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.
Proxy voting
You are invited to attend the meeting via live webcast. Whether or not you plan to attend the live webcast, we urge you to promptly vote your shares by telephone, by the Internet or, if this proxy statement (“Proxy Statement”) was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of the Stockholders (the “Annual Meeting”). You may revoke your proxy any time prior to its exercise, and you may vote at the live webcast, even if you have previously returned your proxy.
By order of the Board of Directors,

Mail your signed proxy card or voting instruction to the address listed on the envelope

Who can vote:
Holders of Baker Hughes Class A Common Stock and Class B Common Stock at the close of business on March 23, 2020
Virtual Meeting Access:
To attend, register by May 7, 2020 at 5 p.m. Eastern Daylight Time at www.proxydocs.com/bakerhughes
Date of mailing
A Notice of Internet Availability of Proxy Materials will be mailed on or about April 2, 2020

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 14, 2020
Baker Hughes 2020 Proxy Statement and 2019 Annual Report are available on the Internet:
Registered holders
www.proxydocs.com/bakerhughes
Beneficial holders
Follow instructions provided by your broker, bank or other nominee

Lee Whitley Associate General Counsel and Corporate Secretary Houston, Texas, March 26, 2020

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

4	2020 Proxy Statement

5

Proxy statement summary
This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to stockholders on or about April 2, 2020. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
2020 Annual Meeting information

When: Thursday, May 14, 2020 9:00 a.m. Central Daylight Time *	Virtual Meeting Access: To attend, register by May 7, 2020 by 5:00 p.m. Eastern Daylight Time at www.proxydocs.com/bakerhughes

Virtual Meeting

Due to rising concerns around the spread of COVID-19 in the United States and globally, this year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. You may attend the meeting, vote your shares and submit questions electronically during the live webcast by visiting www.proxydocs.com/bakerhughes.
To participate in the Annual Meeting, you will need to register prior to the deadline of 5:00 p.m. EDT on May 7, 2020. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions during the registration process and fifteen minutes prior to and during the Annual Meeting.
Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.

Matters to be voted upon				How to vote in advance

No.	Proposal	Board Recommendation	Page Reference (For More Detail)	Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods

1	The election of directors	FOR each nominee	11
				Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank or other nominee

2	An advisory vote related to the Company’s executive compensation program	FOR	61

3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020	FOR	64	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank or other nominee

				Mail your signed proxy card or voting instruction to the address listed on the envelope
* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 14, 2020
Baker Hughes' 2020 Proxy Statement and 2019 Annual Report are available for registered holders at www.proxydocs.com/bakerhughes and beneficial holders should follow the instructions provided by their broker, bank or other nominee.

6	2020 Proxy Statement

Proxy Statement Summary

2019 business highlights

$27.0B Orders $23.8B Revenue $1.1B Operating income $1.6B Adjusted operating income* $2.1B Cash flow from operating activities $1.2B Free cash flow*	Progress on 2019 Financial and Strategic Priorities
• Delivered 5% improvement in Perfect HSE Days • Continued to deliver a compliance first culture

• Made significant progress on our 2019 financial priorities: • growing market share • increasing margin rates • driving increased free cash flow

• Developed low carbon technology strategies • Enabled continued technology leadership through significant progress on new product commercializations

• Baker Hughes share price outpaced OSX index by 21 points • Facilitated GE sell-down to 36.8% through secondary offering and buyback, and finalized agreements

• Defined key areas for portfolio rationalization • Continued progress on key diversity metrics • Launched key internal career and talent initiatives for development and retention

*	Adjusted operating income and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement as Annex A.

161
Perfect HSE Days	Announced our participation in the United Nations Global Compact Initiative	Entered into an agreement to purchase 100% of our Texas electricity from renewable sources

Purpose: We take energy forward - making it safer, cleaner and more efficient for people and the planet.
Guided by our purpose, and mindful of our stockholders, customers, communities and others whose trust we value, we take responsibility for the energy we bring. Our commitment to people, planet and principles is embedded at every level within the Company, and oversight rests with the Board of Directors.
We view sustainability as a key part of our business strategy, as we believe that operating Baker Hughes responsibly and providing products and services that help our customers achieve their sustainability goals provides us opportunities to grow our business; increase customer collaboration; attract, retain and motivate employees; and differentiate us from our competitors. We have a solid strategy to guide us, which focuses on these three key areas:
1. Transforming our core through leading product companies: We will continue improving day-to-day operations through supply chain efficiencies, increasing asset utilization, and lowering product costs, as well as digitizing internally. We are also improving productivity for customers through integrated offerings and evolving our portfolio to position for the energy transition.
2. Leading with technology: We are embracing advancements in connectivity and artificial intelligence to strengthen our digital and technical capabilities and facilitate better, safer, cleaner, and more reliable operations for our customers. We are also leveraging advanced manufacturing techniques to transform our supply chain to lower costs and operational carbon emissions.
3. Enabling the energy transition: We are positioning the Company to lead through the energy transition, and are deploying a number of high-efficiency, low-carbon solutions today to help our customers achieve their emissions-reduction targets.

7

Proxy Statement Summary

Our responsibility
Our strategy is enabled by our purpose and culture, which is built on a strong set of values that guide our behavior. In 2019, we refreshed our values to provide a simple, memorable, action-oriented way of expressing our culture. Our employees live these values every day, providing the foundation to deliver for our customers and stockholders.
They are:

Grow	Collaborate	Lead	Care
See challenge as opportunity, and learn every day	Inspire, be inclusive, and bring out the best in each other	Make, invent, and perform with impact	Do the right thing, always, for our customers, our people, and the environment

People
Diversity and Inclusion: We view diversity as a key driver for competitive edge and we cast a wide net to attract the top talent to the energy industry. We believe this starts at the top through a diverse slate of directors and our executive leadership team. In 2019, we launched our first global internal inclusion survey to help us strengthen our culture of inclusion and inform key elements of our 2020 diversity and inclusion strategy.
Charitable Work: We drive sustainable benefits in communities where we do business through stockholder engagement, community service and charitable contributions. We have developed a robust employee volunteer network and contribute to organizations and projects aligned with community focus areas and local needs.
Planet
Getting to Zero: Through our long-term commitment of achieving net-zero CO2 emissions by 2050, we are establishing a leadership role in low carbon technology. By improving our own operations, partnering closely with our customers and industry stakeholders, and harnessing our technological expertise, we will be positioned to help shape the future of the energy industry. This includes increasing the use of a broad range of energy sources and emissions reduction initiatives across manufacturing, supply chain, logistics, energy sourcing and generation.
We are also committed to developing and implementing solutions to help our customers reduce their CO2 emissions and intensity from fuel combustion, flaring, venting and fugitives from specific assets and operations.
Principles
Protecting people and the environment: Health, Safety and the Environment (“HSE”) is part of everything we make and everything we do, and our employees are empowered to own exceptional HSE performance to make every day a Perfect HSE Day. A Perfect HSE Day is a day without injury, vehicle accidents or harm to the environment. We achieved 161 Perfect HSE days in 2019, which is a 5% improvement versus 2018.
Complete Compliance: We foster a culture of complete compliance through sound governance, effective policies and guidelines, and open channels of reporting. Our best-in-class global ethics and compliance program is designed to prevent, detect, and appropriately respond in a timely fashion to any potential violations of law, our Code of Conduct and other Company policies and procedures. During 2019, we also enhanced our culture of compliance by introducing "Our Way", the new Baker Hughes Code of Conduct, and we continued extensive training on a variety of compliance topics.
Building on a Strong Foundation: Baker Hughes reinforced its commitment to transparency and corporate responsibility, announcing its participation in the United Nations Global Compact initiative - a voluntary leadership platform for the development, implementation and disclosure of responsible business practices. In joining the United Nations Global Compact, Baker Hughes commits to align responsible business practices with the Ten Principles of the United Nations Global Compact on human rights, labor, environment and anti-corruption, as well as take action in broader sustainable development goals.

8	2020 Proxy Statement

Proxy Statement Summary

Director nominee highlights
The nine director nominees, if elected, will serve a one year term expiring at the 2021 Annual Meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term stockholder value. Baker Hughes practices strong governance principles and is dedicated to continuously improving the Company. We strive to maintain a Board that reflects diversity, varied knowledge and experiences, relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the oil and gas-related industries. More information about our director nominees may be found under “Proposal No. 1 - Election of Directors.”

			Committee Memberships
Name, Primary Occupation	Age	Director Since	AC	CC	GNC	CNF	Independent
W. Geoffrey Beattie * Chief Executive Officer Generation Capital	60	2017	●		¤		Yes
Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	58	2017		¤	●	●	Yes
Cynthia B. Carroll Former Chief Executive Officer Anglo American plc	63	N/A	¢				Yes
Clarence P. Cazalot, Jr. Former Executive Chairman, President and CEO Marathon Oil Corporation	69	2017		●	●	¤	Yes
Nelda J. Connors Chief Executive Officer Pine Grove Holdings, LLC	54	N/A		¢			Yes
Gregory L. Ebel Former Chairman, President and CEO Spectra Energy Corp.	55	2019	¤		●		Yes
Lynn L. Elsenhans Former Executive Chairman, President and CEO Sunoco, Inc.	63	2017	●		●	●	Yes
John G. Rice Chairman GE Gas Power	63	2017					No
Lorenzo Simonelli Chairman, President and CEO Baker Hughes Company	46	2017	N/A	N/A	N/A	N/A	No

●	Member	¤	Chair	¢	To be appointed to the Committee upon election as a director
*	Lead Director
AC Audit Committee    CC Compensation Committee    GNC Governance & Nominating Committee
CNF Conflicts Committee (a sub-committee of the GNC)

9

Proxy Statement Summary

Compensation highlights
Our executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (each a “NEO”), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and stockholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives
2019 target total direct compensation
Our executive compensation program emphasizes performance-based compensation tied to increases in our stock price and drives strategic imperatives. Approximately 88% of our CEO's target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at risk compensation.
Our NEOs’ target compensation for 2019 consisted of the components described below:
Key compensation decisions in 2019
The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2019 Compensation decisions

Approved salary increases for NEOs in 2019, in line with competitive market	Approved payouts of 2019 annual bonuses at or below target, dependent on contributions to strategic goals	Awarded annual long-term incentive grants with 50% performance share unit ("PSUs") weighting and an emphasis on outperforming the market
Page 38	Page 38	Page 42

10	2020 Proxy Statement

Proposal 1 Election of directors
The Board of Directors recommends that you vote FOR each nominee.
In analyzing director nominations, the Governance & Nominating Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, and experience. The Governance & Nominating Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, exemplify relevant expertise, experience and a substantive understanding of domestic and international considerations and geopolitics. The Governance & Nominating Committee also looks for candidates who will help progress Baker Hughes' strategy as an energy technology company and as a leader during the energy transition.
When analyzing whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Nominating Committee and the Board of Directors focus on the information summarized in each of the Directors’ individual biographies set forth in this Proxy Statement, as well as the director skills matrix.
All directors who are elected at the Annual Meeting will serve for a one year term expiring at the Annual Meeting expected to be held in May 2021 or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. The proxy holders will vote FOR the nine persons listed below under “Company Nominees for Director,” unless contrary instructions are given.
If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.
Board highlights
Our director nominees exhibit an effective mix of skills, experience, diversity and perspective.

Gender diversity	Areas of expertise
Male	9	Global
Female
	9	Leadership

Average director age	5	Industry
59 Years Old
	9	Finance

	7	Independent

11

Proposal 1 Election of Directors

Board nominees for director
The following table sets forth each nominee director’s name, the nominee’s principal occupation and prior work experience, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.
Director nominees

W. Geoffrey Beattie Age: 60 | Director since: 2017

Biography:
Geoff Beattie has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company, and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie currently serves as the Chairman of Relay Ventures, a Canadian venture capital firm.
Other Public Company Board Memberships in the Past Five Years:
•    Maple Leaf Foods (2009 – present)
•    Fiera Capital Corporation (2018 – present)
•    General Electric Company (2009 – 2019)
•    Acasta Enterprises Inc. (2015 – 2018)

Committees: • Audit (Member) • Governance & Nominating (Chair)

Skills & Qualifications: Mr. Beattie has extensive leadership experience, investor experience and broad financial expertise, including in the area of risk management.

Gregory D. Brenneman Age: 58 | Director since: 2017

Biography:
Greg Brenneman has been the Executive Chairman of CCMP Capital Advisors, LLC, a private equity firm, since 2016, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since 1994. Mr. Brenneman previously held several executive and leadership positions at CCMP Capital Advisors, including Chief Executive Officer from 2015 to 2016 and Chairman from 2008 to 2016.
Other Public Company Board Memberships in the Past Five Years:
•    The Home Depot, Inc. (2000 – present)
•    PQ Corporation (2014 – present)
•    Baker Hughes Incorporated (2014 – 2017)
•    Milacron Holdings Corp. (2012 – 2017)
•    Automatic Data Processing, Inc. (2001 – 2015)
•    Francesca’s Collections (2010 – 2015)

Committees: • Conflicts (Member) • Compensation (Chair) • Governance & Nominating (Member)

Skills & Qualifications:
Mr. Brenneman has extensive leadership and financial experience in public companies, including his service as a former chief executive officer and director of other public companies.

12	2020 Proxy Statement

Proposal 1 Election of Directors

Cynthia B. Carroll Age: 63 | Ms. Carroll was recommended as a director nominee by a third party search firm.

Biography:
Cynthia Carroll was the Chief Executive Officer of Anglo American plc from 2007 to 2013. Ms. Carroll worked for Alcan Aluminum Corporation from 1989 to 2006, serving as the Chief Executive Officer for Primary Metal Group, Alcan's core business from 2002 to 2006 and President of the Bauxite, Alumina and Specialty Chemicals division from 1998 to 2001. She served in other various management and leadership positions from 1989 to 2001. She started her career in 1982 as a geologist working for Amoco Production Company.
Other Public Company Board Memberships in the Past Five Years:
•    Hitachi, Ltd. (2013 – present)
•    BP plc (2007 – 2017)

Committees: To be appointed as a member of the Audit Committee upon election as a director

Skills & Qualifications: Ms. Carroll has leadership experience through her role as a former chief executive officer of a global mining company and her service as a director on public company boards.

Clarence P. Cazalot, Jr. Age: 69 | Director since: 2017

Biography:
Clarence Cazalot was the Executive Chairman of the Board of Marathon Oil Corporation from August 2013 to December 2013. He served as the Chairman of Marathon Oil Corporation from 2011 to 2013 and as President, Chief Executive Officer, and a Director of Marathon Oil Corporation from 2002 to August 2013. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001 and worked at Texaco Inc. from 1972 to 2000 in numerous executive positions.
Other Public Company Board Memberships in the Past Five Years:
•    Enbridge, Inc. (2013 – 2019)
•    Baker Hughes Incorporated (2002 – 2017)
•    FMC Technologies (2013 – 2017)

Committees: • Conflicts (Chair) • Governance & Nominating (Member) • Compensation (Member)

Skills & Qualifications:
Mr. Cazalot has leadership experience through his role as a former chairman of a board, chief executive officer and president of a publicly traded energy company, as well as his many years of experience in the global energy business.

Nelda J. Connors Age: 54 | Ms. Connors was recommended as a director nominee by a third party search firm.

Biography:
Nelda Connors is the founder and Chief Executive Officer of Pine Grove Holdings, LLC, a privately held investment company. She served as President and Chief Executive Officer of Atkore International Inc., a publicly traded company that was a division of Tyco International. Prior to joining Tyco, she served as Vice President at Eaton Corporation where she held several positions in operations and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry.
Other Public Company Board Memberships in the Past Five Years:
•    Boston Scientific (2009 – present)
•    Enersys (2017 – present)
•    Delphi Technologies (2017 – present)
•    Echo Global Logistics (2013 – 2020)

Committees: To be appointed as a member of the Compensation Committee upon election as a director

Skills & Qualifications:
Ms. Connors has leadership experience through her role as a founder and chief executive officer of an independent investment firm, as well as her experience in executive and management roles at several global industrial companies and her service on other public company boards.

13

Proposal 1 Election of Directors

Gregory L. Ebel Age: 55 | Director since: 2019

Biography:
Greg Ebel served as Chairman and CEO of Spectra Energy Corporation from January 2009 to February 2017. He was the Group Executive and Chief Financial Officer of Spectra Energy Corporation from January 2007 to January 2009, and was the President of Union Gas Limited from January 2005 until January 2007. Mr. Ebel served as the Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.
Other Public Company Board Memberships in the Past Five Years:
• Enbridge, Inc. (2017 – present)
• The Mosaic Company (2012 – present)
• Spectra Energy Corp. (2008 – 2017)

Committees: • Audit (Chair) • Governance & Nominating (Member)

Skills & Qualifications: Mr. Ebel has leadership experience through his roles as a chairman of a board and former president and chief executive officer of a publicly traded energy company.

Lynn L. Elsenhans Age: 63 | Director since: 2017

Biography:
Lynn Elsenhans was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years, where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008.
Other Public Company Board Memberships in the Past Five Years:
•    Saudi Aramco (2018 – present)
•    GlaxoSmithKline (2012 – present)
•    Baker Hughes Incorporated (2012 – 2017)
•    Flowserve (2014 – 2017)

Committees: • Audit (Member) • Conflicts (Member) • Governance & Nominating (Member)

Skills & Qualifications:
Ms. Elsenhans has extensive leadership experience through her positions as a former chair and chief executive officer of a publicly traded energy company as well as her many years of leadership experience at a global oil and gas company.

14	2020 Proxy Statement

Proposal 1 Election of Directors

John G. Rice Age: 63 | Director since: 2017

Biography:
John Rice has served as Chairman, GE Gas Power since December 2018. He was Vice Chairman, GE until March 2018 and Chief Executive Officer, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE, President and Chief Executive Officer of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007, and President and Chief Executive Officer of GE Energy from 2000 until 2005. He is a GE Director nominee pursuant to the terms of the Stockholders Agreement.
Other Public Company Board Memberships in the Past Five Years:
•    Li and Fung (2018 – present)

Committees: • Compensation (Member)

Skills & Qualifications: Mr. Rice has extensive leadership experience in various businesses across GE, including global business experience and experience with global energy and infrastructure markets.

Lorenzo Simonelli Age: 46 | Director since: 2017

Biography:
Lorenzo Simonelli has been the Chairman of the Board of Directors of the Company since October 2017, and a Director, President and Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.
Other Public Company Board Memberships in the Past Five Years:
•    CNH Industrial (2019 – present)

Committees: • N/A

Skills & Qualifications:
Mr. Simonelli has extensive leadership experience in businesses and functions, including as the Chief Executive Officer of Baker Hughes, in addition to his global experience, financial experience and extensive background in the oil and gas industry.

15

Proposal 1 Election of Directors

Director skills and experience matrix

Skills and Experience	W. Geoffrey Beattie	Gregory D. Brenneman	Cynthia B. Carroll	Clarence P. Cazalot	Nelda J. Connors	Gregory L. Ebel	Lynn L. Elsenhans	John Rice	Lorenzo Simonelli
Leadership
Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership position
	●	●	●	●	●	●	●	●	●
Financial Background and experience in finance, accounting, banking, capital markets, financial reporting or economics	●	●	●	●	●	●	●	●	●
Industry Experience in the Company’s business, including oilfield services, oilfield equipment and energy technology				●		●	●	●	●
Global Global experience or international background, including in growth markets	●	●	●	●	●	●	●	●	●
Public Company and Corporate Governance Experience Experience serving on the boards of other large, publicly traded companies	●	●	●	●	●	●	●	●	●
Independent Satisfies the independence requirements of the NYSE and SEC	●	●	●	●	●	●	●

16	2020 Proxy Statement

Proposal 1 Election of Directors

Election and resignation policy
Size of board
Under the provisions of the Amended and Restated Certificate of Incorporation, dated October 17, 2019 (the “Certificate of Incorporation”), the Third Amended and Restated Bylaws of the Company, dated October 17, 2019 (the “Bylaws”), and the Stockholders Agreement, dated as of July 3, 2017, by and between the Company and GE, as amended from time to time (the "Stockholders Agreement"), the total number of directors constituting the Board will be nine members.
Term
Under the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, each director will serve for a term of one year, ending on the date of the next Annual Meeting of Stockholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal.

Stockholder nominations of directors
Stockholders may also propose nominees for consideration by the Governance & Nominating Committee by submitting the names and other supporting information required under the Company’s Bylaws to:
Attn: Corporate Secretary
Baker Hughes Company
17021 Aldine Westfield Road
Houston, Texas 77073
Recommendations for the 2021 Annual Meeting should be submitted after January 14, 2021 and no later than February 13, 2021.

GE Board designation and removal rights
Pursuant to the Stockholder’s Agreement, GE has the right to designate one director for nomination by the Board for election until GE no longer beneficially owns at least 20% of the voting power of the outstanding Common Stock of the Company. Any vacancy created by a director that had been designated by GE will be filled by the Board with a director designated by GE. In addition, GE has the authority to remove any GE-designated director, so long as GE meets the ownership requirement.
Resignation and removal
Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Corporate Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. The Governance & Nominating Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification or removal from office or other cause for any director who was not designated by GE.

Board term limits and retirement age
The Board has a 15-year term limit for all directors, other than the Company’s CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday.

17

Proposal 1 Election of Directors

Process for identifying and adding new directors
The Governance & Nominating Committee identifies, screens and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board, and the background and areas of expertise of existing directors and potential nominees.

1
Evaluation of board composition
The Governance & Nominating Committee evaluates Board composition annually and identifies skills, experience and capabilities desirable for new directors in light of the Company’s business and strategy.

2
Identification of a diverse pool of candidates
Identification of a diverse pool of potential director candidates using multiple sources such as independent search firms, director recommendations and stockholder recommendations.

3
Comprehensive candidate review
Potential candidates are comprehensively reviewed and the subject of rigorous discussion during the Governance & Nominating Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the Governance & Nominating Committee and other Board members, including the Lead Independent Director and Chairman. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, we solicit feedback from other directors and persons outside the Company.

4	Recommendation of potential director for approval The Governance & Nominating Committee recommends potential directors to the Board for approval. Stockholders vote on nominees at the Annual Meeting.

Board and director evaluation
On an annual basis, the Board performs an evaluation process run by the office of the Corporate Secretary. Questionnaires are distributed to the directors to provide a formal opportunity for board members to identify improvements. Each Committee, and the entire Board, reviews and discusses the results of the questionnaire in an Executive Session. As appropriate, the Chairman and Lead Director meet individually with board members to address concerns raised through the evaluation process.

Board evaluations consider:
•    General board practices, including fostering a culture that promotes candid discussion
•    The adequacy and the number and length of Board and Committee meetings
•    Suggestions for new skills and experiences for potential future candidates
•    Adequacy of information received, including access to non-management resources
•    Committee effectiveness
•    Peer review

•    The Board's access to Company executives and operations
•    The quality and scope of materials distributed in advance of the meetings
•    The promotion of rigorous decision making by the Board and the Committees
•    The strategic planning process
•    The overall function of the Board and its Committees
•    Technology use

Feedback incorporated
The Board and each of its Committees, develops and executes plans to take actions based on the results, as appropriate. The Lead Director follows up with the Chairman and CEO and individual directors as needed.

18	2020 Proxy Statement

Corporate governance
The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Governance Principles as the principles of conduct of the Company’s business affairs to benefit its stockholders, which conform to the NYSE corporate governance listing standards and SEC rules. The Governance Principles are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary. In addition, the Stockholders Agreement between GE and the Company sets forth a number of corporate governance requirements with respect to the Company.

Corporate governance highlights

•    Lead Director
•    Independent Conflicts Committee to review related party transactions
•    Active stockholder engagement
•    Significant stock ownership guidelines for executives and directors
•    No pledging or hedging of Company stock
•    Diverse board in terms of gender, experience and skills
•    Annual election of directors
•    Active board engagement in managing talent and long-term succession planning for executives and directors
•    Mandatory director retirement age of 75 and 15-year term limits

Ownership structure
The Company was formed as the result of a combination between Baker Hughes Incorporated ("BHI") and the oil and gas business ("GE O&G") of General Electric Company (“GE”) (the "Transactions"), which resulted in GE owning approximately 62.5% of the Company. As a result of the Transactions, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes, a GE company, LLC ("BHGE LLC").
GE holds its voting interest through our Class B Common Stock and its economic interest through a corresponding number of Common Units of BHGE LLC ("LLC Units"). The rights (including voting rights) of our Class A Common Stock and Class B Common Stock are identical; provided that Class B Common Stock has no economic rights.
In June 2018, GE announced its intention to pursue an orderly separation from Baker Hughes over time. To that end, in November 2018, we completed an underwritten secondary public offering in which GE and its affiliates sold 101.2 million shares of our Class A Common Stock that were converted from Class B Common Stock. Also, in November 2018, we repurchased 65 million of our Class B Common Stock, together with an equal number of LLC Units. As a result of the secondary offering and the repurchase, GE's economic interest in us was reduced from approximately 62.5% to approximately 50.4%.
In September 2019, we completed a second underwritten secondary public offering in which GE and its affiliates sold 132.3 million shares of our Class A Common Stock. The offering included the exchange by GE and its affiliates of LLC Units, together with the corresponding shares of our Class B Common Stock, for our Class A Common Stock. Also, in September 2019, we repurchased 11.9 million of our Class B Common Stock, together with an equal number of LLC Units, from GE and its affiliates for $250 million. As a result of this secondary offering and the repurchase, GE's interest in us was reduced to approximately 36.8%, and therefore, GE ceased to hold more than 50% of the voting power of all classes of our outstanding voting stock.
As a result of the second underwritten public offering in September 2019, we are no longer considered a controlled company under the rules of the New York Stock Exchange (the "NYSE Rules"). The NYSE allows a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement and fully independent committees. We currently have a majority of independent directors and fully independent Audit and Nominating and Governance Committees. We expect to have a fully independent Compensation Committee within the one year phase-in period.

19	2020 Proxy Statement

Corporate Governance

Stockholder engagement
We have a robust investor engagement program. Our integrated outreach team, led by our Investor Relations group, Corporate Secretary’s office and our Executive Compensation team engages pro-actively with our stockholders, monitors developments in corporate governance and social responsibility, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture. We actively engage with our stockholders in a number of forums on a year-round basis and integrate the information we learn through these activities into our governance calendar, as reflected below.

Total 2019 investor outreach	>50% of Class A Shares Outstanding
Broad range of environmental, social, governance and compensation topics, including:
• Business strategy and execution • Board refreshment • Carbon reduction commitment • Sustainability	• Compensation practices • Risk oversight • Culture/human capital

Stockholder communications with the board of directors
To provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, stockholders may communicate with any member of the Board, including the Company’s Lead Director, the Chair of any committee or with the non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas, 77073. In addition, pursuant to the Company’s policy to request and encourage attendance at the Annual Meeting, such meeting provides an opportunity for stockholders to communicate with members of the Company’s Board of Directors in attendance.

20	2020 Proxy Statement

Corporate Governance

The Board’s leadership structure
Our Governance Principles require the election of a Lead Director who leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings.

Lead independent director duties:

•    advises the Governance & Nominating Committee on the selection of committee chairs
•    approves the agenda, schedule and information sent to the directors for Board meetings
•    works with the chairman/CEO to propose an annual schedule of major discussion items for the Board’s approval
•    leads meetings of the independent directors and regularly meets with the chairman/ CEO for a discussion of matters arising from these meetings
•    calls additional meetings of the independent directors or the entire Board as deemed appropriate

•    guides the Board’s governance processes, including the annual board self-evaluation, succession planning and other governance-related matters
•    leads the annual chairman/CEO evaluation
•    provides leadership to the Board if circumstances arise in which the role of the chairman/CEO may be, or may be perceived to be, in conflict
•    serves as a liaison on Board-related issues between the chairman/CEO and the independent directors

W. Geoffrey Beattie Lead Independent Director

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and an independent Lead Director, is in the best interests of the Company and our stockholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our independent Lead Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

Risk oversight
We face a myriad of risks, including operational, financial, strategic and reputational risks that affect every segment of our business. The Board is actively involved in the oversight and monitoring of these risks in several ways. The enterprise risk program includes the identification of a broad range of risks that affect the Company, their probabilities and severity and incorporates a review of the Company’s approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee’s area of focus and receives regular updates at committee meetings throughout the year from management on each risk.

Board of directors
The Board oversees all operational, financial, strategic and reputational risk with oversight of specific risks undertaken with the committee structure.

Audit Committee	Compensation Committee
• Oversees risks related to financial reporting • Oversees risks related to internal controls, compliance and legal matters • Oversees risks related to cybersecurity and technology	• Oversees risks related to compensation practices • Oversees risks related to CEO and management succession • Oversees risks related to talent retainment

Governance & Nominating Committee	Conflicts Committee
• Oversees risks related to HSE and sustainability • Oversees risks related to public policy and political activities	• Oversees risks related to related party transactions

21

Corporate Governance

CEO and senior management succession planning
Our Board oversees management succession planning and talent development. At each meeting during the year, the Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to a deep-dive review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.
Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.
Board attendance
During the fiscal year ended December 31, 2019, the Board of Directors held eight meetings. Each director attended more than 88% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting. Each director attended the 2019 Annual Meeting.
Director independence
The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the NYSE Rules. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. In addition, the Stockholders Agreement requires certain directors to also satisfy the definition of “Company Independent Directors” as set forth in the Stockholders Agreement which requires that the director: (i) meets the independence standards under NYSE Rules, (ii) is not a director designated by GE, (iii) is not a current or former member of the board of directors of GE or officer or employee of GE or its affiliates, (iv) does not and has not had any other substantial relationship with GE or its affiliates, and (v) is designated by the Governance & Nominating Committee as a “Company Independent Director.”
In addition to other applicable regulatory requirements, under the Stockholders Agreement at least one member of the Audit Committee and at least three members of the Governance & Nominating Committee must be Company Independent Directors. The Board has determined that all the nominees for election at this Annual Meeting other than Messrs. Simonelli and Rice meet the independence standards under the NYSE Rules and that Mmes. Elsenhans, Carroll and Connors and Messrs. Brenneman, Ebel and Cazalot are considered Company Independent Directors.

22	2020 Proxy Statement

Corporate Governance

Committees of the board
The Board of Directors has an Audit Committee, a Compensation Committee, a Governance & Nominating Committee and a Conflicts Committee, which is a sub-committee of the Governance & Nominating Committee. The charter for each Committee has been posted and is available for public viewing under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and is also available upon request to the Company’s Corporate Secretary.

Audit committee Number of Meetings in 2019: 8

The responsibilities of the Audit Committee include:
•    assisting the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company;
•    reviewing the adequacy of the Company’s disclosure controls and internal controls;
•    reviewing the quarterly and annual financial statements of the Company;
•    reviewing the performance of the Company’s internal audit function;
•    reviewing and pre-approving the current year audit and non-audit services;
•    overseeing the Company’s compliance programs related to legal and regulatory requirements;
•    selecting and hiring the Company’s independent registered public accounting firm; and
•    overseeing and monitoring risks related to financial reporting, internal controls, compliance and legal matters.

The Stockholders Agreement requires that the Audit Committee consist of at least three directors, including at least one Company Independent Director. The Board of Directors has determined that each member of the Audit Committee is independent and meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”). The Board has designated Greg Ebel as the member of the Audit Committee who serves as the “audit committee financial expert.”
To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.

Compensation committee Number of Meetings in 2019: 4

The responsibilities of the Compensation Committee include:
•    establishing the Company's general compensation philosophy in consultation with senior management;
•    assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;
•    overseeing and monitoring risks related to compensation practices and CEO and management succession;
•    reviewing and approving the corporate goals and objectives of the compensation of the CEO and other officers;
•    reviewing the Company’s non-equity incentive compensation, equity incentive compensation and other stock-based plans; and
•    recommending changes in such plans to the Board; reviewing levels of stock ownership by officers; and evaluating incentive compensation arrangements.

The Compensation Committee shall have at least three directors.
Among other responsibilities, the Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation and assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board of Directors also serve to mitigate compensation-related risks. During fiscal year 2019, the Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

23

Corporate Governance

Governance & nominating committee Number of Meetings in 2019: 5

The responsibilities of the Governance & Nominating Committee include:
•    identifying qualified individuals to become Board members;
•    determining the composition of the Board and its committees;
•    monitoring a process to assess Board effectiveness;
•    reviewing and implementing the Company’s Governance Principles;
•    overseeing Health, Safety & Environment;
•    overseeing and monitoring risks related to the Company’s governance structure and processes and risks arising from related party transactions; and
•    overseeing the Company’s positions on corporate social responsibilities and public issues of significance which affect investors and other key stakeholders.
Under the terms of its charter and the Stockholders Agreement, the Committee consists of five directors, including at least three Company Independent Directors.

Conflicts committee Number of Meetings in 2019: 11

The responsibilities of the Conflicts Committee include:
•    reviewing and approving Related Party Transactions above certain materiality or dollar thresholds, including transfers or acquisitions of Common Stock by GE or its representatives or affiliates or the negotiation of any disputes between the Company and GE;
•    reviewing and approving any material amendment or modification of the Stockholders Agreement, any material waiver of any or all of the Company’s rights under the Stockholders Agreement, or enforcement of the Company’s and BHGE LLC’s rights under the Stockholders Agreement and other agreements with GE in connection with the Transactions; and
•    overseeing risks related to Related Party Transactions.

The Conflicts Committee is a subcommittee of the Governance & Nominating Committee of the Board. Under the terms of its charter and the Stockholders Agreement, the Committee consists solely of the Company Independent Directors serving on the Governance & Nominating Committee.

Code of conduct
The Company’s code of conduct, “Our Way” (the “Code of Conduct”), applies to all officers, directors and employees, which includes the code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code of Conduct prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. On an annual basis, each of the Company’s principal officers and all persons performing similar functions on behalf of the Company certify compliance with the Company’s Code of Conduct and the applicable NYSE and SOX provisions. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. The Company’s Code of Conduct and Code of Ethical Conduct Certification are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

24	2020 Proxy Statement

Corporate Governance

Director compensation

	Cash Compensation	Equity Compensation
Directors’ Annual Retainer	$100,000(1)	$175,000(2)

	Audit	Other Committees
Committee Chairman	$20,000	$15,000
Other Committee Members	$10,000	$5,000

(1)
Each director, with the exception of Mr. Simonelli, is paid an annual retainer fee of $100,000, along with the fees for service on committees of the Board. Mr. Beattie, does not receive any additional compensation for his services as the Lead Director.

(2)
On the date of each Annual Meeting, each director, with the exception of Mr. Simonelli, is expected to receive an annual equity award in the form of “RSUs” with a grant date value of $175,000. Each RSU award is scheduled to vest on the first anniversary of the grant date, with vesting accelerating on a change in control of the Company or if the director’s service on the Board terminates due to death, disability or completion of the term for which the director was elected.

Director deferral plan
Under the Baker Hughes Non-Employee Director Deferral Plan (the "Deferral Plan"), non-management directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.
Directors receive dividend equivalents on their RSU awards and any deferred retainers and committee fees. These dividend equivalents are paid in cash either currently or, in the case of unvested RSU awards, when the awards vest.
Director stock ownership requirements
Under the Governance Principles, each non-management director who is not an officer or employee of GE or its affiliates is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Nominating Committee reviews director stock ownership on an annual basis.

25

Corporate Governance

2019 Director compensation
The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2019.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(9) ($)	All Other Compensation(3) ($)	Total ($)
W. Geoffrey Beattie	125,000	174,911	9,116	309,027
Gregory D. Brenneman	116,667	174,911	8,880	300,458
Clarence P. Cazalot, Jr.	120,417	174,911	3,523	298,851
Martin S. Craighead (4)	46,573	—	3,523	50,096
Gregory L. Ebel (5)	62,876	174,911	—	237,787
Lynn L. Elsenhans	130,000	174,911	3,523	308,434
Jamie S. Miller (6)	—	—	—	—
James J. Mulva (7)	91,361	—	7,321	98,682
John G. Rice	114,167	174,911	8,004	297,082
Lorenzo Simonelli (8)	—	—	—	—

(1)	Messrs. Beattie, Brenneman, Mulva and Rice elected to receive their 2019 director fees in Class A Common Stock and defer delivery under the Deferral Plan.

(2)
On May 10, 2019, each Baker Hughes director, other than Mr. Simonelli and Ms. Miller, received an RSU award. Messrs. Beattie, Brenneman, Ebel and Rice elected to defer delivery of their RSU award under the Deferral Plan.

The value of the award shown for each director reflects the $175,000 grant date value of the RSU award. This value represents the aggregate grant date fair value of $22.31 per share computed in accordance with ASC Topic 718. The value ultimately realized by the directors if and when the awards vest will depend on the share price on the vesting date. For a discussion of valuation assumptions, see “Note 14 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2019. The number of shares for the grants was calculated using a price of $22.32 per share, the closing price on the date of grant.

(3)	This column includes dividend equivalents paid during the year ended December 31, 2019 on unvested RSU awards.

(4)	Mr. Craighead retired as a director from Baker Hughes on May 10, 2019, the date of our prior annual meeting, and did not receive an RSU grant in 2019.

(5)	Mr. Ebel received $15,000 as compensation for his service as chair of the Special Litigation Committee.

(6)	Ms. Miller resigned as a director of Baker Hughes effective September 16, 2019. She was not eligible to receive director compensation due to her employment with GE.

(7)	Mr. Mulva received an RSU grant valued at $174,911 on May 10, 2019, but the grant was forfeited upon his resignation on September 16, 2019.

(8)	Mr. Simonelli does not receive additional compensation for service as a director and his compensation for service as CEO is reflected in the Summary Compensation Table.

(9)	The following table shows the aggregate number of stock awards and option awards outstanding for each director as of December 31, 2019.

Name	Aggregate Stock Awards Outstanding as of December 31, 2019 (#)	Aggregate Option Awards Outstanding as of December 31, 2019 (#)
W. Geoffrey Beattie (a)	12,733	—
Gregory D. Brenneman (a)	12,733	—
Clarence P. Cazalot, Jr.	7,840	7,490
Martin S. Craighead (b)	—	583,280
Gregory L. Ebel	7,840	—
Lynn L. Elsenhans	7,840	13,117
Jamie S. Miller	—	—
James J. Mulva	—	—
John G. Rice (a)	12,733	—
Lorenzo Simonelli	—	—

(a)	This amount includes a 2018 RSU grant of 4,893 units awarded to Messrs. Beattie, Brenneman and Rice that the directors elected to defer per the Director Deferral Plan.

(b)	Mr. Craighead's outstanding options were granted during his employment at BHI and not for his service as a director.

26	2020 Proxy Statement

Corporate Governance

Stock ownership
Stock ownership of certain beneficial owners
The following table sets forth information about the holders of the Common Stock known to the Company on March 23, 2020 to own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class	Percent of Total Shares Outstanding

General Electric Company(1) 5 Necco Street Boston, MA 02210	Class B Common Stock	377,427,884	100%	36.6%

Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	78,246,922	12.0%	7.6%

Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	Class A Common Stock	76,314,466	11.7%	7.4%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	62,422,189	9.6%	6.1%

BlackRock Inc.(5) 55 East 52nd Street New York, NY 10055	Class A Common Stock	61,510,899	9.5%	6.0%

Capital Research Global Investors(6) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	36,271,919	5.5%	3.5%

(1)
The number of shares is based on a Schedule 13D/A filed with the SEC on September 16, 2019. General Electric Company and GE Oil & Gas US Holdings I, Inc. have shared voting power over 377,427,884 shares and shared dispositive power over all such shares.

(2)
The number of shares is based on the Schedule 13G/A filed on February 14, 2020. According to the filing, (i) Capital World Investors has sole power to vote 77,931,016 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 78,246,922 shares and does not share power to dispose of any of the shares. Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors is deemed to be the beneficial owner of 78,246,922 shares or 12% of the Company’s Class A Common Stock.

(3)
The number of shares is based on the Schedule 13G/A filed on February 13, 2020. According to the filing, (i) Dodge & Cox has sole power to vote 72,899,528 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 76,314,466 shares and does not share power to dispose of any of the shares. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 47,100,996 shares, or 7.2%, of the Company’s Class A Common Stock.

(4)
The number of shares is based on the Schedule 13G/A filed on February 12, 2020. According to the filing, (i) the Vanguard Group has sole power to vote 949,539 shares and shared power to vote 162,761 shares and sole power to dispose of 61,368,140 shares and shared power to dispose of 1,054,049 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 733,319 shares or 0.11% of the Class A Common Stock of the Company, and (iii) Vanguard Investments Australia Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 524,963 shares or 0.08% of the Company's Class A Common Stock.

(5)
The number of shares is based on the Schedule 13G/A filed on February 5, 2020. According to the filing, (i) BlackRock, Inc. has sole power to vote 55,348,928 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 61,510,899 shares and does not share power to dispose of any of the shares.

(6)
The number of shares is based on the Schedule 13G filed on February 14, 2020. According to the filing, (i) Capital Research Global Investors has sole power to vote 36,270,603 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 36,271,919 shares and does not share power to dispose of any of the shares. Capital Research Global Investors divisions of CRMC is deemed to be the beneficial owner of 36,271,919 shares or 5.5% of the Company's Class A Common Stock.

27

Corporate Governance

Stock ownership of Section 16(a) directors and executive officers
Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 23, 2020 by each director, the persons named in the Summary Compensation Table and the Section 16(a) directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 23, 2020.

Shares beneficially owned

Name	Shares Owned as of March 23, 2020	Shares Subject to Options and RSU’s Which are or Will Become Exercisable or Vested Prior to May 22,2020	Total Beneficial Ownership as of March 23, 2020	% of Class(1)
W. Geoffrey Beattie	17,466	—	17,466	—
Gregory D. Brenneman	101,842	—	101,842	—
Clarence P. Cazalot, Jr.	49,081	14,696	63,777	—
Gregory L. Ebel	14,150	—	14,150	—
Lynn L. Elsenhans	33,709	20,957	54,666	—
John G. Rice	15,000	—	15,000	—
Lorenzo Simonelli	179,100	500,744	679,844	—
Brian Worrell	66,876	144,596	211,472	—
Roderick Christie	32,365	82,626	114,991	—
Maria Claudia Borras	43,595	103,283	146,878	—
Derek Mathieson	140,839	185,992	326,831	—
All directors and executive officers as a group (15 persons)(2)	781,944	1,340,194	2,122,138	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	The totals in this row include the NEOs, current directors and all Section 16 officers.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require executive officers, directors, and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes that, with one exception described below, its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2019.
During 2019, it was discovered through an audit of Mr. Clarence Cazalot's investment account performed by his brokerage firm, that seven transactions done through his brokerage firm had not been reported timely. The brokerage firm initiated these transactions in its own discretion as part of an investment strategy and Mr. Cazalot was unaware of the transactions at the time they were made. Of these transactions, three occurred during fiscal year 2017 and four occurred during fiscal year 2018. Mr. Cazalot has since filed a late Form 4 to report the transactions and has disgorged $1,025.37 to the Company, which is the maximum amount of profit realized in connection with such transactions, regardless of whether such disgorgement would have actually been required by law.
Prohibition of pledging and hedging under the insider trading policy
The Company’s Insider Trading Policy and Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars or other instruments that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

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Corporate Governance

Charitable contributions
During the fiscal year ended December 31, 2019, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Certain relationships and related party transactions
The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company or GE, other than in connection with serving as a director.
If an actual or potential conflict of interest arises for a director, the director will promptly inform the chairman/CEO and the lead director. The Governance & Nominating Committee will resolve any such conflicts, subject to the specific rules governing Related Party Transactions, as defined and further described below. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Governance & Nominating Committee will resolve any conflict of interest question involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.
In addition, pursuant to the Stockholders Agreement, any transaction between the Company, on the one hand, and GE or its affiliates (other than the Company), on the other hand (each, a “Related Party Transaction”), is required to be on arm’s-length terms and in the best interest of the Company. The Conflicts Committee must provide prior written approval of any amendment to, or modifications or terminations of, or material waivers, consents or elections under, any Related Party Transaction. The Conflicts Committee must also provide prior written approval of any material amendments or modifications or terminations of any of the documents entered into in connection with the Transactions (defined as the “Transaction Documents” in the Stockholders Agreement) or material waivers, consents (other than any consents of the managing member of BHGE LLC contemplated by its LLC agreement where neither GE nor any of its affiliates is a counterparty to or beneficiary of the matter in question, and such matter would not otherwise require the prior written approval of the Conflicts Committee) or elections of the Company’s or BHGE LLC’s rights under any of the Transaction Documents.
All Related Party Transactions that are not contemplated by the Transaction Documents will be governed by the Related Party Transactions Policy. Pursuant to the Related Party Transactions Policy, Related Party Transactions that involve payments in excess of $25 million (individually or in the aggregate with all substantially related payments) or that are otherwise material (with materiality determined in a manner consistent with the Company’s SEC disclosure requirements) are subject to the prior written approval of the Conflicts Committee. Related Party Transactions below the $25 million threshold may be approved by Company management; provided that the proposed transaction is on an arm’s-length basis, in the best interests of the Company, and follows the Related Party Transaction Policy in letter and spirit. Such transactions must be reported to the Conflicts Committee on a quarterly basis.
GE-related transactions
GE is our largest shareholder, and we enter into various related party transactions with it. On September 16, 2019 (the "Trigger Date"), as a result of the secondary offering and the repurchase of Class B Common Stock and associated LLC Units, GE's ownership in us was reduced from approximately 50.3% to approximately 36.8%, and GE ceased to be our controlling shareholder. At December 31, 2019, GE's interest in us was 36.7%.
Following the Transactions, we have entered into various agreements with GE and its affiliates that govern our relationship with GE including an Intercompany Services Agreement pursuant to which GE and its affiliates and the Company provide certain services to each other. GE provided certain administrative services, GE proprietary technology and the use of certain GE trademarks for an annual intercompany services fee of $55 million. Under the terms of the Master Agreement Framework, entered into on November 13, 2018, the annual intercompany services fee of $55 million was reduced by 50% to $27.5 million per year beginning on January 1, 2019. The Intercompany Services Agreement terminated on December 15, 2019 except with respect to certain provisions, including relating to certain tools access.

29

Corporate Governance

We sold products and services to GE and its affiliates for $337 million, $363 million and $639 million during the years ended December 31, 2019, 2018 and 2017, respectively. Purchases from GE and its affiliates were $1,498 million, $1,791 million and $1,512 million during the years ended December 31, 2019, 2018 and 2017, respectively.
Master Agreement Framework
In June 2018, GE announced their intention to pursue an orderly separation from us over time. On November 13, 2018, we entered into a Master Agreement and a series of related ancillary agreements and binding term sheets (which were later negotiated into definitive agreements) with GE and BHGE LLC (collectively, the Master Agreement Framework) designed to further solidify the commercial and technological collaborations between us and GE and to facilitate our ability to transition from operating as a controlled company. In particular, the Master Agreement Framework contemplated long-term agreements between us, BHGE LLC and GE on technology, fulfillment and other key areas to provide greater clarity to customers, employees and shareholders.
Key elements of the Master Agreement Framework include:
Secured long-term collaboration on critical rotating equipment
Under the terms of the Master Agreement Framework, we have defined the parameters for a long-term collaboration and strategic relationship with GE on certain critical rotating equipment products.
On February 28, 2019, we entered into an aero-derivative joint venture (JV) agreement with GE to form a JV relating to the parties’ respective aero-derivative gas turbine products and services. These jet engine aero-derivative products are mainly used in our Turbomachinery & Process Solutions segment. Consequently, on November 1, 2019, BHGE LLC contributed $289 million in certain assets, inventory, cash and service facilities into Aero Products and Services JV, LLC, a Delaware limited liability company, and both GE and BHGE LLC jointly control its operations. In addition to the contributions to the JV, we paid $60 million to GE in order to equalize each party's interests in the JV at 50%. The JV has a supply and technology development agreement with GE’s aviation business, which, among other things, revised and extended certain pricing arrangements for applicable aero-derivative products. The Company's interest in the JV is accounted for as an equity method investment.
Additionally, effective May 1, 2019, we closed on the previously announced transfer of our assets, liabilities and employees related to our prior business of developing, designing, engineering, marketing, supplying, installing and servicing certain industrial steam turbine product lines (IST) to GE pursuant to a stock and asset purchase agreement. In addition and in connection with the transfer of the IST business, we made a cash payment of $13 million, in addition to working capital adjustments, to GE at the closing of the transaction.
In parallel, we have also entered into an agreement for the long-term supply and related distribution arrangement with GE for heavy-duty gas turbine technology at the current pricing levels, which became effective at the Trigger Date. Under this agreement, BHGE LLC is appointed as GE's exclusive distributor (with limited exceptions) within the oil and gas industry with respect to the heavy-duty gas turbine units for an initial term of 5 years and associated services (including parts and components) for an initial term of 20 years or the operating service life of the relevant gas turbine, whichever is more. The heavy-duty gas turbine technologies are important components of TPS’ offerings and the long-term agreements provide greater clarity on the commercial approach and customer fulfillment, and will enable Baker Hughes and GE to jointly innovate on leading technology.
Access to GE Digital software & technology
As part of the Master Agreement Framework, BHGE LLC agreed with GE Digital to maintain, subject to certain conditions, BHGE LLC's status as the exclusive reseller of GE Digital offerings in the oil & gas space. As part of such agreement, BHGE LLC and GE Digital also revised and extended certain pricing arrangements and established service level obligations. However, these commercial arrangements were further modified pursuant to the Omnibus Agreement, described below, including by modifying the relationship between BHGE LLC and GE Digital to be nonexclusive with respect to digital offerings in the oil and gas space.

30	2020 Proxy Statement

Corporate Governance

Other key agreements

•
We agreed with GE to maintain current operations and pricing levels with regards to control upgrade services we offer through our Digital Solutions segment division for the 4 years commencing on the Trigger Date.

•
In 2019, GE transferred to us certain UK pension liabilities related to our oil and gas businesses and certain specified former oil and gas businesses of GE. The assets associated with these liabilities were also transferred on a fully funded basis. No liabilities associated with GE’s broad-based U.S. defined benefit pension plan were transferred to us.

•	The Tax Matters Agreement with GE that was negotiated at the time of the Transactions will remain substantially in place and both companies retain the ability to monetize certain tax benefits.

•
Under the terms of the Master Agreement Framework, the annual intercompany services fee of $55 million that we agreed to pay GE as part of the Transactions was reduced by 50% to $27.5 million per year beginning on January 1, 2019. The Intercompany Services Agreement terminated on December 15, 2019 except with respect to certain tools access.

In addition, the Stockholders Agreement was amended and restated to provide that, following the Trigger Date and until GE and its affiliates own less than 20% of the voting power of our outstanding Common Stock, GE shall be entitled to designate one person for nomination to our board of directors.
Omnibus Agreement
On July 31, 2019, we entered into an Omnibus Agreement, a general framework agreement that addresses certain outstanding matters under existing long-term commercial agreements between us and GE. The Omnibus Agreement contains provisions regarding, among other things, (i) the repayment of certain outstanding amounts mutually owed by the parties, (ii) certain employee and assets transfers (including the allocation of costs and expenses associated therewith), and (iii) certain matters related to three international joint ventures.
Material terms agreed to between the parties include:

i.
Provision of certain transition services by each of BHGE LLC and GE, including providing for the development and use of certain service related intellectual property at the end of the transition period and the management of certain data and information for future business needs;

ii.	Sale of certain digital business assets of Baker Hughes to GE for an aggregate consideration of $50 million, which closed on September 3, 2019;

iii.	Modification of certain sales arrangements between the parties and the ability of each party to directly market offerings of its digital business to customers in the oil and gas industry;

iv.	Research and development efforts and the purchase of products and services related to aero-derivative turbines;

v.	Supply and distribution terms for certain trailer-mounted gas turbine generator-based engine units and related parts and services; and

vi.	Repayment by Baker Hughes to GE of amounts due under the promissory note (see Other Related Party discussion below), net of certain costs and tax adjustments;
Other Related Party
In connection with the Transactions, on July 3, 2017, we executed a promissory note with GE (which was amended and restated on July 31, 2019 in connection with the entry into the Omnibus Agreement referenced above) that represents certain cash that we are holding on GE's behalf due to the restricted nature of the cash. The restriction arises as the majority of the cash cannot be released, transferred or otherwise converted into a non-restricted market currency due to the lack of market liquidity, capital controls or similar monetary or exchange limitations by a Government entity of the jurisdiction in which such cash is situated. There is no maturity date on the promissory note, but we remain obligated to repay GE, therefore, this obligation is reflected as short-term borrowings. As of December 31, 2019, of the $273 million due to GE, $162 million was held in the form of cash and $111 million was held in the form of investment securities. As of December 31, 2018, of the $896 million due to GE, $747 million was held in the form of cash and $149 million was held in the form of investment securities. A corresponding liability is reported in short-term borrowings in the consolidated and combined statements of financial position.

31

Corporate Governance

The Company has $536 million and $538 million of accounts payable at December 31, 2019 and 2018, respectively, for goods and services provided by GE in the ordinary course of business; this excludes any liability associated with our participation in the trade payables accelerated payment program (see below). The Company has $495 million and $653 million of current receivables at December 31, 2019 and 2018, respectively, for goods and services provided to GE in the ordinary course of business.
We also provide guarantees to GE Capital on behalf of some customers who have entered into financing arrangements with GE Capital.
Trade Payables Accelerated Payment Program
Prior to our separation from GE, our North American operations participated in supply chain finance programs funded through GE Capital. Invoices were settled with suppliers per our payment terms to obtain cash discounts. GE Capital provided funding for invoices eligible for a cash discount. Our liability associated with the GE Capital funded participation in the accounts payable programs was $38 million and $471 million as of December 31, 2019 and 2018, respectively.
As a result of separation, our participation in this program ended, and we have begun transitioning to a program administered by a third party.

32	2020 Proxy Statement

Executive compensation
Compensation discussion and analysis
This Compensation Discussion and Analysis (“CD&A”) outlines Baker Hughes’ executive compensation program for 2019 for our named executive officers (each a “NEO”) who are listed below and appear in the Summary Compensation Table.

Lorenzo Simonelli Chairman, President and CEO	Brian Worrell Chief Financial Officer	Maria Claudia Borras Executive Vice President, Oilfield Services	Roderick Christie Executive Vice President, Turbomachinery & Process Solutions	Derek Mathieson Chief Marketing and Technology Officer

Executive Summary	34	Outstanding Equity Awards at Fiscal Year-End	52
Total Direct Compensation for NEOs	37	Option Exercises and Stock Vested	54
Base Salaries	38	Pension Benefits	54
Short-Term Incentive Compensation	38	Nonqualified Deferred Compensation	55
Long-Term Incentive Compensation	42	Potential Payments Upon Change in Control or Termination	55
Other Elements of Compensation	43
Decision-Making Process and Key Inputs	44	CEO Pay Ratio Disclosure	59
Additional Compensation Program Features and Policies	47	Compensation Committee Interlocks and Insider Participation	60
Compensation Committee Report	47
Summary Compensation Table	48
Grants of Plan-Based Awards in 2019	51

33	2020 Proxy Statement

Executive Compensation

Executive summary
The purpose of our compensation program is to motivate and retain exceptional individuals and drive organizational performance that is in the best interest of our stockholders in the long term. We are committed to a pay for performance philosophy and have designed our compensation programs in accordance with these objectives.
Compensation objectives
To reward both short- and long-term performance, the objectives of our executive compensation program are to:

Align executive and stockholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives
2019 Say-on-Pay advisory vote on executive compensation and stockholder engagement
Each year, Baker Hughes submits our executive compensation program to our stockholders for a “say-on-pay” advisory vote, the results of which are considered when determining compensation practices. In 2019, Baker Hughes’ compensation program and policies received the support of 96.5% of the total votes cast at our Annual Meeting. While the say-on-pay vote is advisory and not binding on the Company, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay outcome. The Compensation Committee believes that the approval in the stockholder vote demonstrates a strong alignment with our stockholders’ interests.
Engagement with our stockholders is very important to us. Even with substantial support of our executive compensation program, in 2019, members of the executive management team reached out to institutional stockholders representing greater than 50% of our public stockholders to discuss the Baker Hughes governance structure and key executive compensation practices and listen to their feedback and priorities. An Independent Director participated in our engagement when requested and the feedback from stockholder engagement was discussed with the Compensation Committee. We believe that by engaging with our stockholders, we can further align our compensation objectives with stockholders’ long-term interests.
Background and market context
Baker Hughes is a world-leading fullstream provider of integrated oilfield products, services and digital solutions. We set out to be the partner of choice to oil and gas customers by offering high technology solutions across the value chain, aimed at increasing productivity.
Throughout 2019, the broader oil and gas industry experienced continued volatility, with North America activity declining versus 2018, and growing international activity. Throughout the year, commodity prices continued to fluctuate based on supply and demand driven events, as well as broader economic and geopolitical driven events. Offshore markets remained relatively stable, with approximately 300 subsea trees being awarded. 2019 was a strong year for liquefied natural gas (LNG) related markets, with 71 million tons per annum of final investment decisions being reached on projects. Lastly, global GDP growth remained healthy throughout 2019, with some headwinds across the power sector. Overall, through this mixed macro backdrop, we executed on all three of our priorities - to expand market share, grow margins rates, and generate strong free cash flow.
In September of 2019, our majority stockholder, GE, reduced their ownership from approximately 50.3% to approximately 36.8%, and we reached long-term commercial and technological agreements with GE that will enable our Company to be well positioned for the future. Most notably though, we were one of the only companies in our sector that grew earnings in 2019, demonstrating the value of our diversified portfolio.

34	2020 Proxy Statement

Executive Compensation

2019 Financial and operational highlights
In 2019, we completed major steps towards realizing operational priorities.

Growing market share		Expanding operating margins

Orders	Revenue	Adjusted Operating Income*	Adjusted Operating Margin*
$27.0B	$23.8B	$1.6B	6.7%
up 13% YOY	up 4% YOY	up 15% YOY	up 60 basis points YOY

Driving increased free cash flow		Creating long term value for stockholders

Cash Flow from Operating Activities	Free Cash Flow*	Returned to stockholders through dividends and share buybacks	Stock Price Improvement
$2.1B	$1.2B	$1.0B	19%

*	Adjusted operating income, adjusted operating margin and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement as Annex A.
Our annual and long-term incentives are directly tied to our financial priorities of revenue growth, increasing margins, cash generation, and total shareholder return. In 2019, we made great strides in many of these areas.

Revenue growth	Increased margins	Cash generation

Delivered strong growth in short-cycle businesses by capturing market opportunities. Rebuilt equipment backlog in long-cycle businesses to position Baker Hughes for growth in 2020.	Expanded adjusted operating income by 15% and grew margin rates by 60 basis points. The growth was driven by higher volume, synergies, and continued productivity.	Strong results throughout the year were driven primarily by working capital optimization initiatives and process improvements.
$23.8B	$1.6B	$1.2B
Revenue	Adjusted Operating Income*	Free Cash Flow*

*	Adjusted operating income and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A.
In 2019, our stock price was up by 19% from the end of 2018 or up 21 points compared to the OSX Index. We intend to continue measuring our stockholder returns relative to our competitive peers and strive for above-market returns.

35

Executive Compensation

Highlights of 2019 compensation decisions
The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2019 Compensation decisions

Approved salary increases for NEOs in 2019, in line with competitive market	Approved payouts of 2019 annual bonuses at or below target, dependent on contributions to strategic goals	Awarded annual long-term incentive grants with 50% performance share unit ("PSUs") weighting and an emphasis on outperforming the market
Page 38	Page 38	Page 42
Compensation features and governance
As we focus on creating a best in class compensation program that aligns with our key objectives and our stockholders’ long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

What we do	What we don’t do
✓    Pay for performance
✓    Align executive compensation with stockholder returns through long-term incentives
✓    Include clawback provisions
✓    Engage an independent compensation consultant
✓    Mandate “double-trigger” provisions for change-in-control scenarios

X    No hedging or pledging of Company stock
X    No backdating or repricing of stock option awards
X    No excessive perquisites
X    No dividend equivalents paid on unearned restricted stock units
X    No gross-ups in new executive arrangements

36	2020 Proxy Statement

Executive Compensation

Total direct compensation for NEOs
We use traditional compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Compensation Committee of our Board of Directors and reviewed with the full Board of Directors. We target the market median for base salary, short-term incentives, and long-term incentives.
2019 Target total direct compensation
Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 88% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at risk compensation.
Our NEOs’ target compensation for 2019 consisted of the components described below:

37

Executive Compensation

Base salaries

Key action - Approved salary increases for NEOs in 2019 to remain market competitive
While considering our position versus market benchmarks, the Compensation Committee determined that salary increases for the NEOs were appropriate in 2019. This was the first salary increase for the NEOs in two years. The Company also provided broad-based salary increases to other employees globally.

The Compensation Committee targets the market median of the Reference Group (as described below) for the base salaries of our executive officers. Typically, when considering an adjustment to a NEO’s base salary, the Compensation Committee reviews the survey data and evaluates the NEO’s position relative to the market, his or her level of responsibility, experience, and overall performance. The Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.
In determining global salary budgets, the Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board of Directors.
The Committee approved the following base salary adjustments for the NEOs effective July 1, 2019:

Name	Prior Base Salary	New Base Salary	% Increase
Lorenzo Simonelli Chairman, President and CEO	$1,400,000	$1,475,000	5.4%
Brian Worrell Chief Financial Officer	$850,000	$895,000	5.3%
Maria Claudia Borras Executive Vice President - OFS	$780,000	$820,000	5.1%
Roderick Christie Executive Vice President - TPS	$662,000	$685,000	3.5%
Derek Mathieson Chief Marketing and Technology Officer	$690,000	$710,000	2.9%
Prior to July 1, 2019, Mr. Christie's compensation was paid in British Pounds (GBP) and changed to US Dollars (USD) as part of a transition to a harmonized Baker Hughes expatriate assignment. For this table, his GBP salary was converted to USD by using the foreign exchange rate at the time of 2019 salary reviews which was 1 GBP to 1.30 USD.
Short-term incentive compensation

Key action
The Compensation Committee approved the Company-wide, overall payout of the 2019 annual short-term bonus below target based on achievement of financial metrics (weighted 70%) and achievement of strategic priorities (weighted 30%).

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component which is the formula-based component of the short-term incentives, consistent with the Company’s goal of providing a meaningful link between compensation and Company performance.
Key Baker Hughes short-term incentive design features are as follows:

•	Formulaic, financial metrics weighted at 70% and with a maximum potential payout up to 150% of target; and

•	Strategic goals weighted at 30% and with a maximum potential payout up to 200% of target.
In January 2019, the Compensation Committee, with approval from the full Board of Directors, approved a bonus design with financial and strategic goals under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan. Internally, the bonus is referred to as the “Fullstream Incentive Plan.”
Quantitative and qualitative performance goals under the Strategic Blueprint are set with input from the Board of Directors to add focus to other priorities including safety, compliance, execution, technology, leadership, and stockholder returns.

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Executive Compensation

Overall weighting		Financial metrics	Strategic Blueprint priorities

70% Financial Metrics	30% Strategic Blueprint Priorities	1. Adjusted revenue—adjusted for foreign exchange & M&A activity 2. Adjusted operating income—adjusted for restructuring & other changes 3. Adjusted free cash flow—adjusted for material unusual items	1. Safety & compliance 2. Execution 3. Technology & innovation 4. Leadership 5. Shareholder returns
Bonus based on financial metrics
The Compensation Committee approved three equally weighted financial metrics, (1) Adjusted Revenue, (2) Adjusted Operating Income, and (3) Adjusted Free Cash Flow, as a measure of management's overall success in executing Baker Hughes' strategies and initiatives. The Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold, (2) Target, and (3) Maximum. The table below represents each of the performance levels and the associated achievement.

Baker Hughes 2019 Financial Goals (70% Weight)	Threshold (50%)	Target (100%)	Maximum (150%)	Results	Weighted Payout
Adjusted Revenue ($B)	$23.4B	$24.4B	$25.4B	$23.8B	24%
Adjusted Operating Income ($B)	$1.65B	$1.85B	$2.05B	$1.6B	0%
Adjusted Free Cash Flow ($B)	$0.7B	$0.85B	$1.0B	$1.2B	50%

*
Adjusted revenue, adjusted operating income and adjusted free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: There were no adjustments made to as-reported revenue and free cash flow.

Each year, the Board approves financial targets for the Company and the annual bonus plan as part of a rigorous planning process incorporating the external market and internal strategic business initiatives with an emphasis on stretch goals. Despite challenging market conditions in 2019, we improved year-over-year on all financial metrics, but overall fell short of certain targets. Baker Hughes exceeded the maximum level for the Adjusted Free Cash Flow metric, delivered between the threshold and target level on Adjusted Revenue, and was below the threshold level of performance for Adjusted Operating Income. The overall achievement of the financial metrics was 74.3% of target.

In January 2020, the Compensation Committee modified the weighting of the financial metrics for the 2020 Fullstream Incentive Plan. Adjusted free cash flow is weighted at 35%, adjusted operating income is weighted at 25% and adjusted revenue is weighted at 10%.
Bonus based on Strategic Blueprint priorities
While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Compensation Committee approved “Strategic Blueprint” priorities for the executive officers to reward them based upon the Compensation Committee’s assessment of the achievement of specific performance goals that are critical to the execution of the Company’s strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) execution; (3) technology and innovation; (4) leadership; and (5) shareholder returns.
The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. The Committee's assessment of the Strategic Priorities is determined independent of the Financial Metrics.
The Compensation Committee assesses the CEO’s performance relative to the established performance goals for the period and determines an appropriate payout level. The same process is conducted for the other NEOs, with Committee members also incorporating feedback and recommendations from the CEO.  The Committee carefully considers all of the factors influencing the results and the NEO’s performance impacting those results.
The Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2019 and provided the following assessments on each priority:

39

Executive Compensation

Performance Component	2019 Performance Expectation	Achievements
Safety & Compliance	• Improvement in HSE metrics versus 2018 • Compliance first culture
•    Delivered 5% improvement in perfect day trending.
•    Drove overall improvement in key HSE metrics, and drove compliance culture through increased leadership engagement. Continued employee education and training.
2019 Assessment: Met Expectations

Execution	• Grow faster than the market • Drive margin rate accretion • Drive cash performance
•    Grew revenue in Oilfield Services by 11% and outpaced the rig count both overall and internationally; strong commercial wins in other product companies.
•    Margin rate expanded 60 basis points year over year.
•    Free cash flow of $1.2B, improved operational cash metrics (DSOs, DPOs, Inventory Turns).
2019 Assessment: Exceeded Expectations

Technology & Innovation	• Launch new business models • New product launches	• Enabled continued technology leadership through significant progress on new product commercializations. • Developed low carbon technology strategies. 2019 Assessment: Met Expectations
Leadership	• Continue portfolio rationalization and optimization • Focus on diversity and inclusion
•    Defined key areas for portfolio rationalization.
•    Continued progress on key diversity metrics.
•    Launched key internal career and talent initiatives for development and retention.
2019 Assessment: Met Expectations

Shareholder Returns	• TSR in line with peer group • Execution on capital allocation • Active portfolio management	• Baker Hughes share price outpaced OSX index by 21 points. • Facilitated GE sell-down to 36.8% through secondary offering and buyback, and finalized agreements. 2019 Assessment: Exceeded Expectations
The Compensation Committee determines the overall Strategic Blueprint payout for the company and may adjust the associated payout for each business unit, and for executive officers based on individual performance. In determining the payout for each business unit and NEO under the Strategic Blueprint portion of the annual incentive, the Compensation Committee considered the individual achievement of the Company’s goals and in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.
The Compensation Company recognized Mr. Simonelli’s extraordinary leadership in delivering on the company’s financial and strategic priorities. These included driving strong orders, strong cash flow and the continued successful separation from GE. Mr. Simonelli has positioned the company well for the future with a differentiated portfolio and smart strategy that will drive growth with discipline.
Mr. Simonelli also made recommendations to the Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2019, but was not involved in discussions regarding his own bonus payout.

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Final 2019 short-term incentive payout
The Compensation Committee approved an overall bonus payout under the Fullstream Plan of 100% of target for Mr. Simonelli and 75% to 100% of target for the other NEOs.
The table below represents the 2019 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

Name	Target Bonus	Actual Bonus	% Of Target
Lorenzo Simonelli Chairman, President and CEO	$2,212,500	$2,212,500	100%
Brian Worrell Chief Financial Officer	$895,000	$895,000	100%
Maria Claudia Borras Executive Vice President - OFS	$820,000	$615,000	75%
Roderick Christie Executive Vice President - TPS	$685,000	$671,300	98%
Derek Mathieson Chief Marketing and Technology Officer	$710,000	$568,000	80%

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Long-term incentive compensation

Key action: Awarded annual long-term incentive grants with an emphasis on out-performing the market
With the intention of rewarding strong performance, the Compensation Committee granted 50% of the NEOs annual long-term incentives during the annual 2019 grant cycle in the form of performance share units ("PSUs") based on relative TSR and ROIC versus the Company’s Performance Peer Group measured over a performance period of 2019 - 2021.

2019 annual long-term incentive awards
The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer’s compensation package. Approximately 71% of Mr. Simonelli’s target total compensation is based on long-term incentives, while the other NEOs have an average of 61% based on long-term incentives.
A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our stockholders. The Compensation Committee determines the total grant date value of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer’s performance, competitive compensation information including compensation survey data, and total compensation package as well as other factors the Compensation Committee deems critical to achieving the Company’s business objectives.
In January 2019, the Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs, 25% Stock Options, and 25% Restricted Stock Units ("RSUs"). The PSUs vest upon achievement of performance goals after three years and the stock options and RSUs vest one-third each year over three years. The Compensation Committee believes that this split provides a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

Annual LTI Awards	Performance Shares Units(1)	Stock Options(1)	Restricted Stock Units(1)	Total(1)
Lorenzo Simonelli Chairman, President and CEO	$4,500,000	$2,250,000	$2,250,000	$9,000,000
Brian Worrell Chief Financial Officer	$1,750,000	$875,000	$875,000	$3,500,000
Maria Claudia Borras Executive Vice President - OFS	$1,250,000	$625,000	$625,000	$2,500,000
Roderick Christie Executive Vice President - TPS	$1,000,000	$500,000	$500,000	$2,000,000
Derek Mathieson Chief Marketing and Technology Officer	$1,212,500	$606,250	$606,250	$2,425,000

(1)
Amounts above represent rounded target values as of the date of grant, based on the Company’s stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table which are computed in accordance with FASB ASC Topic 718.

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The PSU design:

•	Utilizes metrics for relative TSR and relative ROIC;

•	Delivers any payout that is actually earned at the end of the three-year performance period;

•	Compares Baker Hughes performance versus the OSX Index as of January 1 each year;

•	Balances stock returns with capital investment returns; and

•	Provides a payout range from 0% - 150% of the granted units based on actual Company performance.

2019 Performance Shares Units		Relative TSR 50% of Units		Relative ROIC 50% of Units		Percentile Rank (Core Metric)	Payout Multiple(1)
Payout Range 0% - 150%	ð	—Average Closing Price between Dec 2018 and Dec 2021, including dividends —If TSR is negative, payout is capped at 100%	+	—3 Year Absolute Change (2018 versus 2021) —3 Year Cumulative Average (2019 through 2021)	ð	75th Percentile or Greater	150%
						50th Percentile	100%
						25th Percentile	50%
						Below 25th Percentile	0%

(1)	The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.
Other elements of compensation
In 2019, as part of the integration of the combined Company, many of our employees transitioned to benefit plans specific to Baker Hughes. Baker Hughes offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the Baker Hughes Supplemental Retirement Plan (the “SRP”), the frozen Baker Hughes Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.
We routinely benchmark our benefit programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of benefits provided in 2019 to Baker Hughes executives.
Executive benefits
Life insurance
The Company provides life insurance and accidental death and dismemberment programs to provide financial protection for employees or their beneficiaries in the event of death. In the U.S., executive officers receive life insurance and accidental death and dismemberment coverage at two times base salary. Executive officers may also purchase perquisite life insurance and accidental death and dismemberment coverage from one to three times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.
The Company also provides a long-term disability program with continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.
As part of benefits transition through 2023, Messrs. Simonelli, Worrell, and Ms. Borras are eligible to receive taxable payments to cover premiums for universal life insurance policies as they did under GE plans. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increases by 4% annually thereafter; and (2) for Leadership Life, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary + most recent bonus).
Retirement plans
The SRP offered to US executives is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(A)(17) of the Code ($280,000 in 2019); and the base contribution that would have been made under the Baker Hughes 401(k) Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.

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In 2019, Messrs. Simonelli, Worrell, Ms. Borras, and Mr. Christie came out of the GE Pension Plan, GE Supplementary Pension Plan, or U.K. pension plans as applicable. Those accounts were frozen and executives did not continue to accrue additional benefits under those plans. The GE Supplementary Pension Plan (SPP), which increases retirement benefits above amounts available under the Pension Plan, is not qualified for tax purposes. The accrued benefits under the SPP were vested and frozen by GE effective January 1, 2019, and assumed by Baker Hughes through the Baker Hughes Supplementary Pension Plan.
The GE Pension Saver arrangement was offered to eligible GE O&G employees in or from the U.K. and provides company contributions based on salary and level. Mr. Christie participated in this benefit until June 2019. Beginning July 2019, Mr. Christie participated in the Baker Hughes International Retirement Plan.
Executive severance plan
The Baker Hughes Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements or “Stay and Win” agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.
Financial counseling
In addition to Company-wide benefits, Baker Hughes provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.
Indemnification agreements
We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company’s Amended and Restated Certificate of Incorporation, Third Amended and Restated Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.
Decision-making process and key inputs
Compensation committee process
Annually, the Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Compensation Committee provides benchmark data based on the established Compensation Reference Group, as well as market trends and legislative updates. When reviewing compensation for the NEOs, the Compensation Committee balances each NEO’s scope of responsibilities and experience against competitive compensation levels.
Each January, our CEO meets with the Compensation Committee and with the Board to review Baker Hughes’ performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.
At each meeting during the year, the Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to a deep-dive review of succession planning for key executive officer roles, including the CEO.
In 2019 our Compensation Committee had four in-person meetings.

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Compensation consultant and conflict of interest analysis
The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook advised the Compensation Committee on matters related to the executive officer’s compensation and general compensation programs, including industry best practices.
In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Compensation Committee considered the relationships FW Cook had with the Company, the members of the Compensation Committee and Baker Hughes’ executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook.
Benchmarking
The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, Baker Hughes utilizes two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.”
Compensation “Reference Group”
The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Reference Group include industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.
The chart below represents the key criteria that was considered in selecting the Reference Group.

Primary selection criteria

Similar Business Characteristics: Global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, mature stage business

Labor Market Competitors: Baker Hughes’ market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

The Reference Group for Baker Hughes remains unchanged from 2018 and continues to be comprised of 30 companies. Baker Hughes is positioned at the median for revenue, just below the median for market cap, and our executive compensation is also aligned with the median of the Reference Group.

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Compensation Reference Group

30 companies - Blend of General Industry, Capital Intensive and Global Oil & Gas Peers
3M Company Anadarko Petroleum Corporation Caterpillar Inc. ConocoPhillips Cummins Inc. Danaher Corporation Deere & Company Devon Energy Corporation Eaton Corporation plc Emerson Electric Co.
EOG Resources, Inc.
FedEx Corporation
Fluor Corporation
General Dynamics Corporation
Halliburton Company
Honeywell International Inc.
Illinois Tool Works Inc.
International Paper Company
Johnson Controls International plc
National Oilwell Varco Inc.

Occidental Petroleum Corporation
PACCAR Inc.
Parker-Hannifin Corporation
Raytheon Company
Schlumberger Limited
TechnipFMC plc
Textron Inc.
United Parcel Service Inc.
United Technologies Corporation
Weatherford International plc

Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.
The Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. We target compensation at the 50th percentile of an appropriate peer group. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends and provide a general competitive backdrop for decision making.
Performance “Peer Group”
The Compensation Committee assesses Company long-term performance in part through PSUs based on the companies in the OSX index each year to align with the wider portfolio of Baker Hughes. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, and capital requirements, these oilfield service companies provide the best competitive comparison for benchmarking performance over the long-term and competing for similar shareholder investments.

Performance Peer Group

OSX Index as of January 1, 2019
Bristow Group, Inc. Core Lab NV Diamond Offshore Drilling, Inc. Golar LNG Ltd. Halliburton Company Helmerich & Payne, Inc.	Nabors Industries Ltd. National Oilwell Varco, Inc. Oceaneering International, Inc. Oil States International Inc. Rowan Companies, plc Schlumberger Limited	TechnipFMC Teekay Tankers CL A Transocean Ltd. Weatherford International Ltd.
Used to compare performance in order to determine long-term incentive plan results.

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Additional compensation program features and policies
Stock ownership guidelines
The Baker Hughes Board of Directors adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer’s need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to assure our stockholders of management’s commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Role	Guidelines
Chairman, President and Chief Executive Officer	6X Base Salary
Chief Financial Officer	3X Base Salary
Other executive officers reporting to the CEO	2X Base Salary
An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company’s equity compensation programs until the ownership levels are met.
The Compensation Committee annually reviews each executive officer’s compensation and stock ownership levels to determine whether they are appropriate. In 2019, all of the NEOs were in compliance with the stock ownership guidelines.
Risk assessment
Baker Hughes conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.
The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company’s compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking.
Clawback policy
In 2017, the Company adopted a clawback policy providing the Board with the right to request and receive reimbursement of performance or incentive compensation for conduct detrimental to the Company which resulted in a material inaccuracy in the Company’s financial statements or performance metrics, which affect the executive officer’s compensation.
Compensation committee report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.
Gregory D. Brenneman, Chair
Clarence P. Cazalot
John G. Rice

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Summary compensation table
The following table summarizes the total compensation paid or earned for 2019, 2018, and 2017 by each of the NEOs, comprised of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers during the year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total(7) ($)
Lorenzo Simonelli Chairman, President & CEO (1)	2019	1,437,500	6,695,154	2,249,999	2,212,500	1,867,854	459,614	14,922,621
	2018	1,400,000	9,631,365	2,249,996	2,000,000	369,247	309,153	15,959,761
	2017	700,000	6,480,880	4,499,991	607,124	204,895	156,076	12,648,966
Brian Worrell Chief Financial Officer (1)	2019	872,500	2,603,637	874,996	895,000	1,149,808	708,876	7,104,817
	2018	850,000	4,120,548	874,992	800,000	201,492	437,210	7,284,242
	2017	425,000	3,659,679	874,992	284,345	126,479	421,310	5,791,805
Maria Claudia Borras Executive Vice President--OFS	2019	800,000	1,859,731	624,999	615,000	78,434	189,314	4,167,478
	2018	780,000	3,375,296	624,998	725,000	110,915	68,293	5,684,502

Roderick Christie Executive Vice President--TPS (8)	2019	673,500	1,487,812	499,994	671,300	270,205	399,115	4,001,926
	2018	645,880	2,498,603	499,989	430,000	4,299	266,983	4,345,754

Derek Mathieson Chief Marketing & Technology Officer	2019	700,000	1,803,933	606,246	568,000	8,426	855,478	4,542,083
	2018	690,000	1,807,106	606,250	510,000	—	800,891	4,414,247
	2017	666,769	4,443,393	606,241	470,400	16,051	307,571	6,510,425

(1)
The compensation for 2017 paid to Messrs. Simonelli and Worrell from July 3, 2017 through December 31, 2017 is for service related to Baker Hughes. Their annual salaries were unchanged from 2017 to 2018 as the 2017 annualized salary for each was $1,400,000 and $850,000, respectively. Their annual incentive targets did not change from 2017 to 2018 and the amount reflected for 2017 in the "Non-equity Incentive Plan Compensation" was the same 6 month period only.

(2)
The amount reflected in the "Stock Awards" column is the aggregate grant date fair value of stock awards in the form of PSUs, Outperformance PSUs ("OPSUs"), and RSUs granted in the years shown. For 2018, this value includes a one-time special performance and retention awards for Messrs. Simonelli, Worrell, Christie, and Ms. Borras. For RSUs, and PSUs based on relative ROIC, generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs and OPSUs based on TSR, the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each TSR based grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 14 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2019. The value of the 2019 PSUs at the grant date, assuming achievement of the maximum performance level of 150% would be: Mr. Simonelli -- $6,673,614; Mr. Worrell -- $2,595,260; Ms. Borras -- $1,853,748; Mr. Christie -- $1,483,026; and Mr. Mathieson -- $1,798,129.

(3)
The amount reflected in the "Option Awards" column is the aggregate grant date fair value of the awards made to the NEOs, computed in accordance with FASB ASC Topic 718. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model. The value ultimately realized by the executive upon the actual vesting of the exercise of the stock options may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 14 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2019.

(4)
The amount reflected in the "Non-Equity Incentive Plan Compensation" column is the payment earned under our annual bonus program. Amounts for 2017 reflect annual incentive paid to Messrs. Simonelli and Worrell from July 3, 2017 through December 31, 2017.

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(5)
The amounts in this column reflect the change in the present value of the applicable NEO’s accumulated benefits under applicable pension plan(s) and above-market earnings on nonqualified deferred compensation.

•
For Messrs. Simonelli and Worrell and Ms. Borras, the amounts in this column represent the change in present value of all accumulated benefits under the Baker Hughes Supplementary Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for the NEOs is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of December 31, 2018 for service prior to that date.

•
For Mr. Christie, the amount in this column represents the change in present value of all accumulated benefits under the Baker Hughes UK Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for Mr. Christie, is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of July 1, 2019 for service prior to that date.

•	None of the NEOs will earn future benefits under applicable plans for future service to Baker Hughes.

•	For 2019, the change in present value is primarily a change in actuarial values only and driven by a significant decrease in the discount rate and changes to mortality.

•
For years 2017 and 2018, for Messrs. Simonelli and Worrell and Ms. Borras, the amounts in this column reflect the portion of the change in the present value of accumulated benefits in 2017 and 2018, respectively, under the GE Pension Plan and the GE Supplementary Pension Plan that was allocable to service with Baker Hughes following July 2017 (i.e., the amounts do not reflect the change in such value that was allocable to service with GE prior to July 2017).  The breakdown is shown in the following table:

Name	Change in Pension Value $	Above Market Earnings $
Simonelli	1,850,658	17,196
Worrell	1,136,784	13,024
Borras	78,434	—
Christie	270,205	—
Mathieson	8,426	—
The following table shows, for 2019, only the change in the present value of accumulated benefits allocable to service with Baker Hughes following July 2017 for Messrs. Simonelli, Worrell, Christie and Ms. Borras (instead of the full balance that includes the portion allocable to service with GE prior to July 2017):

Name	Change in Pension Value ($)	Above Market Earnings ($)
Simonelli	165,934	17,196
Worrell	104,424	13,024
Borras	46,684	—
Christie	34,987	—

(6)
We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2019, minus any reimbursements by the NEOs, are shown in the table below.

Name	Life Insurance Premiums ($)	Company Contributions to Retirement & Savings Plans ($)	Financial & Tax Planning ($)	Relocation Benefits ($)	Relocation Tax Benefits ($)	Dividend Equivalents ($)	Stay & Win Payment ($)	Other ($)	Total ($)
Simonelli	38,257	303,585	13,000	1,200	—	101,772	—	1,800	459,614
Worrell	14,078	147,007	13,000	278,176	193,395	53,220	—	10,000	708,876
Borras	19,566	134,030	—	—	—	35,718	—	—	189,314
Christie	12,399	119,145	—	237,159	—	30,412	—	—	399,115
Mathieson	6,977	108,917	—	—	—	37,438	700,000	2,146	855,478
Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.
Company Contributions to Retirement & Savings Plans: The values represent employer matching and employer base contributions that the Company contributed to the Baker Hughes 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives. For Mr. Christie the values represent employer contributions to the U.K. GE Pension Saver Program and associated cash alternative for earning over the pension cap and employer contributions to the Baker Hughes International Retirement Plan.
Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation and planning and investment analysis and advice.
Relocation Benefits: With respect to Messrs. Worrell and Christie, this column reflects benefits provided to them in connection with their non-permanent assignments to London and Florence, at the Company's request and while employed by Baker Hughes. These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of cost-of-living

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adjustments, housing, transportation, utilities, and other destination services. Mr. Simonelli relocated to Houston, TX in December 2017 and the values represent trailing tax preparation support from his prior assignment in London, U.K.
Relocation Tax Benefits: With respect to Messrs. Worrell, and Christie, this column reflects the cost of Company-provided tax equalization benefits provided to them in connection with their non-permanent assignments for Baker Hughes-related compensation. The amounts reflect the net cost after considering hypothetical taxes that are withheld from their compensation. These benefits are consistent with those we provide to employees working on non-permanent assignments outside their home countries.
Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest. This column does not include the value of any Transaction-related payments in respect of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards because that value is already represented in the grant date value of the RSUs granted.
Stay and Win Payment: As disclosed in Form 8-K filings in 2017, prior to the Transactions, Mr. Mathieson, as a legacy BHI executive, accepted a "Stay and Win" agreement to continue with Baker Hughes. The agreement provided a cash retention award paid in three equal installments over three years, subject to his continued service. The final payment under this award was paid January 2020. In consideration for the award, the agreement included a waiver by the executive of all rights and claims for any termination payments or benefits provided under any then existing BHI change in control agreements or plans.
Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits described in this section. These benefits included an annual physical examination for Mr. Simonelli, travel by an immediate family member of Mr. Worrell, and patent and publishing awards for Mr. Mathieson.

(7)
The values in this total column would be as follows if only the change in the present value of accumulated benefits allocable to service with Baker Hughes following July 2017 were used in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (instead of the full balance): for Mr. Simonelli, $13,237,897; for Mr. Worrell, $6,072,457; for Ms. Borras, $4,135,728; and for Mr. Christie, $3,766,708.

(8)
Mr. Christie’s salary was paid in British Pounds (GBP) prior to July 2019. For 2019, his GBP salary was converted to US Dollars (USD) by using the foreign exchange in effect at the time of his salary review which was 1 GBP to 1.30 USD. For 2018, the exchange rate of 1.27 was used which was in effect as of December 31, 2018.

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Grants of plan-based awards in 2019
This table discloses the number of PSUs, RSUs, and stock options granted during 2019 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company's equity incentive plans.

			Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance-Based RSUs (#)(2)			RSUs(3) (#)	Stock Options(4) (#)	Stock Option Exercise Price ($/Sh)	Grant Date Fair Value of Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lorenzo Simonelli	N/A	STI	774,375	2,212,500	3,650,625
	1/23/2019	PSU				—	195,822	293,733				$4,449,076
	1/23/2019	Stock Option								353,218	22.98	$2,249,999
	1/23/2019	RSU							97,911			$2,246,078
Brian Worrell	N/A	STI	313,250	895,000	1,476,750
	1/23/2019	PSU				—	76,152	114,228				$1,730,173
	1/23/2019	Stock Option								137,362	22.98	$874,996
	1/23/2019	RSU							38,076			$873,463
Maria Claudia Borras	N/A	STI	287,000	820,000	1,353,000
	1/23/2019	PSU				—	54,394	81,591				$1,235,832
	1/23/2019	Stock Option								98,116	22.98	$624,999
	1/23/2019	RSU							27,197			$623,899
Roderick Christie	N/A	STI	239,750	685,000	1,130,250
	1/23/2019	PSU				—	43,516	65,274				$988,684
	1/23/2019	Stock Option								78,492	22.98	$499,994
	1/23/2019	RSU							21,758			$499,129
Derek Mathieson	N/A	STI	248,500	710,000	1,171,500
	1/23/2019	PSU				—	52,762	79,143				$1,198,753
	1/23/2019	Stock Option								95,172	22.98	$606,246
	1/23/2019	RSU							26,381			$605,180

(1)
Amounts represent potential payouts for the fiscal year 2019 performance year under the annual incentive, the Fullstream Incentive Plan. If threshold levels of performance are not met, then the payout can be zero.

(2)
Amounts represent grants of PSUs made in January 2019. These awards cliff vest after three years if the performance criteria are met. For potential payout information, see the discussion on "Performance Share Units" in the Compensation Discussion & Analysis Section.

(3)
Amounts shown represent the number of RSUs granted in 2019. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board of Directors on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Class A Common Stock on the date of grant, discounted by the present value of future dividends.

(4)
Amounts represent options granted in 2019 under the Baker Hughes 2017 Long-Term Incentive Plan (the "LTIP"). Awards vest pro rata over a three-year period beginning on the first anniversary of the grant date.

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Outstanding equity awards at fiscal year end
The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2019 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $25.63 per share (the closing market price of the Company's Class A Common Stock on December 31, 2019, the last trading day of 2019).

Name	Option Awards					Stock Awards
	Option / PSU / OPSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)
Lorenzo Simonelli	8/1/2017	249,791	124,896	35.70	8/1/2027
	8/1/2017					60,547(3)	1,551,820
	1/22/2018	66,607	133,215	35.55	1/22/2028
	1/22/2018					42,194(3)	1,081,432
	1/22/2018							126,582(4)	3,244,297
	6/1/2018					34,354(5)	880,493
	6/1/2018							51,532(6)	1,320,765
	1/23/2019		353,218	22.98	1/23/2029
	1/23/2019					97,911(3)	2,509,459
	1/23/2019							195,822(11)	5,018,918
Brian Worrell	7/31/2017	47,004	23,503	36.89	7/31/2027
	7/31/2017					33,087(3)	848,020
	1/22/2018	25,902	51,806	35.55	1/22/2028
	1/22/2018					16,409(3)	420,563
	1/22/2018							49,226(4)	1,261,662
	4/24/2018					21,657(7)	555,069
	4/24/2018							21,657(8)	555,069
	1/23/2019		137,362	22.98	1/23/2029
	1/23/2019					38,076(3)	975,888
	1/23/2019							76,152(11)	1,951,776
Maria Claudia Borras	7/19/2011	2,990(12)		59.50	12/31/2019
	7/31/2017	33,574	16,788	36.89	7/31/2027
	7/31/2017					22,027(3)	564,552
	1/22/2018	18,502	37,004	35.55	1/22/2028
	1/22/2018					11,720(3)	300,384
	1/22/2018							35,161(4)	901,176
	4/24/2018					21,657(7)	555,069
	4/24/2018							21,657(8)	555,069
	1/23/2019		98,116	22.98	1/23/2029
	1/23/2019					27,197(3)	697,059
	1/23/2019							54,394(11)	1,394,118

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Name	Option Awards					Stock Awards
	Option / PSU / OPSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)
Roderick Christie	7/31/2017	26,860	13,430	36.89	7/31/2027
	7/31/2017					18,907(3)	484,586
	1/22/2018	14,801	29,603	35.55	1/22/2028
	1/22/2018					9,376(3)	240,307
	1/22/2018							28,129(4)	720,946
	4/24/2018					14,438(7)	370,046
	4/24/2018							14,438(8)	370,046
	1/23/2019		78,492	22.98	1/23/2029
	1/23/2019					21,758(3)	557,658
	1/23/2019							43,516(11)	1,115,315
Derek Mathieson	1/26/2011	12,200		44.82	1/26/2021
	7/19/2011	9,900		59.50	7/19/2021
	7/16/2012	8,465		21.80	7/16/2022
	1/24/2013	8,020		27.71	1/24/2023
	7/24/2013	15,192		30.25	7/24/2023
	1/22/2014	14,753		39.23	1/22/2024
	7/14/2014	17,277		55.20	7/14/2024
	1/25/2017					27,927(9)	715,769
	7/31/2017	32,567	16,284	36.89	7/31/2027
	7/31/2017					16,434(3)	421,203
	1/22/2018	17,947	35,894	35.55	1/22/2028
	1/22/2018					11,369(3)	291,387
	1/22/2018							34,106(4)	874,137
	1/23/2019		95,172	22.98	1/23/2029
	1/23/2019					26,381(3)	676,145
	1/23/2019							52,762(11)	1,352,290

(1)
The original exercise price was equal to the closing market price of a share of our Class A Common Stock on the last trading day prior to the grant date for stock options granted prior to 2018. Upon the closing of the Transactions and in accordance with the terms of the Transactions, the exercise price of stock options granted prior to 2017 was reduced by $17.50 to reflect the special dividend paid to all BHI stockholders in connection with the Transactions.

(2)	Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.

(3)	Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date.

(4)	Reflects the target number of three-year TSR and ROIC PSUs that are scheduled to vest in January 2021, subject to the achievement of performance and service conditions.

(5)	Reflects the number of five-year RSUs that that are scheduled to vest 50% in June 2021 and 50% in June 2023, subject to continued service.

(6)	Reflects the target number of three-year OPSUs that are scheduled to vest 50% in June 2021 and 50% in June 2023, subject to the achievement of performance and service conditions.

(7)	Reflects the number of three-year RSUs that will cliff vest after three years on the third anniversary of the grant date.

(8)	Reflects the target number of three-year TSR PSUs that are scheduled to vest in April 2021, subject to the achievement of performance and service conditions.

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(9)
Includes performance-based RSUs granted to Mr. Mathieson in January 2017 that converted to time-based RSUs upon the closing of the Transactions based on the change-in-control provision in the award agreements. This award cliff vests on the three-year anniversary of the grant date.

(10)	This column does not include the value of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards.

(11)	Reflects the target number of three-year TSR and ROIC PSUs that are scheduled to vest in January 2022, subject to the achievement of performance and service conditions.

(12)	This option expired as of the date of the table.

Option exercises and stock vested
The following table sets forth certain information regarding options and stock awards exercised and vested during 2019 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Lorenzo Simonelli	—	—	81,644	2,031,498
Brian Worrell	—	—	41,290	1,035,063
Maria Claudia Borras	—	—	27,887	698,558
Roderick Christie	—	—	23,595	591,482
Derek Mathieson	—	—	29,100	713,233

(1)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.
Pension benefits
The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the Baker Hughes Supplementary Pension Plan, and the BHI Pension Plan. See “Compensation Discussion & Analysis, Employee Benefits, Retirement Plans” for a detailed description of the benefits provided under these plans.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Lorenzo Simonelli(3)	Baker Hughes Supplementary Pension Plan	24	8,468,203	—
Brian Worrell(3)	Baker Hughes Supplementary Pension Plan	27	5,992,669	—
Maria Claudia Borras(3)	Baker Hughes Supplementary Pension Plan	4	427,108	—
Maria Claudia Borras(3)	Baker Hughes Pension Plan	2	22,638	—
Roderick Christie(3)	Baker Hughes U.K. Pension Plan	21	1,394,647	—
Derek Mathieson	Baker Hughes Pension Plan	9	79,028	—

(1)
For Messrs. Simonelli and Worrell and Ms. Borras this reflects 24, 27 and 4 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan and is based on the terms of the plan, and, for Mr. Christie this reflects 19.5 years of service under the Baker Hughes UK Pension Plan and the valuation assumptions described in “Note 12 - Employee Benefit Plans” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2019. The Baker Hughes Supplementary Pension Plan and the Baker Hughes UK Pension Plan are both currently frozen and no further years of service will be credited under the plan. Messrs. Simonelli, Worrell and Christie and Ms. Borras have provided 1.5 years of service to Baker Hughes and the remaining 22.5, 25, 19.5 and 2.3 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan, for Messrs. Simonelli and Worrell and Ms. Borras, and, under the Baker Hughes UK Pension Plan for Mr. Christie, relate to years of service provided to GE prior to July 2017.

(2)
The amount for each of Messrs. Simonelli and Worrell and Ms. Borras reflects the portion of the present value of his or her accumulated benefit under the frozen Baker Hughes Supplementary Pension Plan and for Mr. Christie, under the frozen Baker Hughes UK Pension Plan. In prior years, the amounts in this table reflected only the accrued value under, as applicable, the GE Pension Plan, the GE U.K. Pension Plan and the

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GE Supplementary Pension Plan that were allocable to service with Baker Hughes since July 2017 (i.e., this table did not reflect the accrued value that was allocable to service with GE prior to July 2017). As described above, in connection with its separation from GE benefits, Baker Hughes assumed the entire outstanding balance under the GE Supplementary Pension Plan effective as of December 31, 2018, and the GE U.K. Pension Plan effective as of July 1, 2019, that was allocable to its employees and incorporated those balances under the frozen Baker Hughes Supplementary Pension Plan and the frozen Baker Hughes UK Pension Plan. Baker Hughes did not assume any liability with respect to the GE Pension Plan. Accordingly, for this year’s Proxy Statement, this table includes the full accrued balance under the respective Baker Hughes plans even though some of the accrual of such balance was allocable to service with GE prior to July 2017.

Nonqualified deferred compensation
The following table discloses contributions, earnings and balances to each of the NEOs under the SRP that provide for compensation deferral on a non-tax-qualified basis. See “Compensation Discussion & Analysis, Employee Benefits, Retirement Plans” for a detailed description of the deferred compensation benefits.

Name	Program	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY End ($)
Lorenzo Simonelli	SRP	—	278,385	22,478	—	300,863
Brian Worrell	SRP	41,670	121,807	16,125	—	179,602
Maria Claudia Borras	SRP	—	108,830	1,197	—	110,028
Roderick Christie(3)	N/A	—	—	—	—	—
Derek Mathieson	SRP	60,461	83,717	18,061	—	998,371

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Mr. Christie was not eligible to participate in the SRP in 2019.
Potential payments upon change in control or termination
Baker Hughes does not have change in control agreements or provide excise tax gross-ups on any payments associated with a change in control. Some of our compensation plans that apply on the same basis to other employees, however, contain provisions with narrow change in control definitions that generally provide benefits only if an employee is terminated without cause or resigns for good reason within 12 months following a change in control.
Under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made at the same time and in the same manner as awards are paid to other participants whose employment continues.
Under the LTIP, there is no prescribed treatment of outstanding equity awards, though the Compensation Committee has discretion to take actions it deems necessary. The equity award agreements provide that, in the event of a change in control and involuntary termination during the 12-month period following a change in control, restrictions on all RSUs will immediately lapse, and any unvested options will become immediately vested and exercisable. On a termination within 12 months following a change in control, the services restrictions on all PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target, and the service restrictions on all OPSUs will immediately lapse and the satisfaction of performance conditions will be fixed based on actual performance as of the date of the change in control.

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“Change in Control” under the LTIP generally means:

•	the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company;

•
a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•
a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company.

Additionally, a Change in Control would occur with the respect to the 2018 and 2019 grant of equity awards under the LTIP if a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.
Payments upon involuntary termination of employment not in connection with a change in control
The Baker Hughes Executive Severance Plan provides that, on an involuntary termination of employment, executive officers receive severance pay equal to 12 months of base salary and outplacement. The Baker Hughes Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer’s earned annual bonus, prorated based on the number of months that the executive officer participated in the annual incentive bonus plan during the calendar year. Employees are also generally provided 3 months of health insurance benefits.
Separately, our NEOs have certain benefits under individual agreements or “Stay and Win” awards.

•
Messrs. Simonelli and Worrell are eligible for benefits under the Baker Hughes Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses (applying the bonuses earned prior to employment by Baker Hughes if needed).

•
For a period of three years following the closing of the Transactions, in exchange for waiving termination benefits under the Baker Hughes Incorporated Change in Control Plan, Mr. Mathieson is eligible for certain severance benefits on a termination of employment as a “Safety Net” under his “Stay and Win” awards described in the 2018 CD&A including a lump sum payment equal to 18 months of his base salary, accelerated payment of unpaid amounts under the cash retention plan, the acceleration of the vesting of any outstanding and unvested RSUs from the BHI January 2017 Annual Grant and July 2017 “Founder’s Grant”, a pro-rata bonus, outplacement benefits, a gross-up of any excise tax imposed on “excess” change in control payments under Section 4999 of the Internal Revenue Code, and interest on any payment that is subject to a six-month delay under Section 409A of the Internal Revenue Code.

Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.
Pursuant to the equity award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, a pro-rata portion of PSUs and OPSUs would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.
If the executive officer had involuntarily terminated employment with Baker Hughes without cause on December 31, 2019 the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and

•
all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition on a pro-rata basis and would remain eligible to vest subject to the attainment of performance conditions.

Payments in the event of a change in control without termination of employment
If a Change in Control were to have occurred on December 31, 2019, or any other date, and the executive officers did not incur a termination of employment, the executive officers would not have been entitled to any payments in connection with the Change in Control. However, PSUs would have been deemed to have satisfied their performance condition at target performance and OPSUs would have been deemed to have satisfied their performance condition based on actual performance as of the date of the Change in Control. In both cases, the awards would still be subject to their respective service conditions.

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Payments in the event of a change in control and termination of employment by the executive officer for good reason or by the company or Its successor without cause
In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control,” if an executive officer is terminated without cause or for good reason within 12-months following a Change in Control, pursuant to the equity award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs would have immediately lapsed and the satisfaction the performance conditions would have been fixed at target, and the service restrictions on all OPSUs would have immediately lapsed and the satisfaction of performance conditions would have been fixed based on actual performance as of the date of the change in control.
Termination of employment for any reason
If an executive officer had terminated employment with Baker Hughes on December 31, 2019 for any reason, including resignation or involuntary termination of employment for cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer’s date of termination of employment.
Payments upon disability
If the executive officer had terminated employment with Baker Hughes on December 31, 2019 due to disability, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become fully vested and exercisable;

•	all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition;

•
an amount equal to the executive officer’s earned annual incentive bonus, prorated based on the number of months of the executive officer’s participation in the annual incentive bonus during the calendar year; and

•	for Mr. Mathieson, any other termination benefits described in “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control” above.
Payments upon death
If an executive officer had terminated employment with us on December 31, 2019 due to death, the executive officer would have received the following:

•	all outstanding RSUs granted by us would have become fully vested and non-forfeitable;

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•	all outstanding PSUs and OPSUs would have satisfied the service condition and would remain subject to the performance condition;

•	an amount equal to the executive officer’s annual target bonus; and

•	for Mr. Mathieson, any other termination benefits described in “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control” above.
Payments upon retirement
If an executive officer had met retirement eligibility of 60 years old with 5 years of service on December 31, 2019, the executive officer would have received the following benefits:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become fully vested and exercisable; and

•	all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain subject to the performance condition.

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Potential payments upon termination or a change in control
The table below assumes a termination date or change-in-control date of December 31, 2019, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Class A Common Stock of $25.63 on the NYSE on December 31, 2019, the last trading day of 2019.

	Lorenzo Simonelli ($)	Brian Worrell ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Derek Mathieson ($)
Payments upon a Change in Control Without Termination of Employment
Accelerated Vesting of RSUs / PSUs / OPSUs (1)	—	—	—	—	715,769
Dividend Equivalents (2)	—	—	—	—	548,207
TOTAL	—	—	—	—	1,263,976
Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Stock Option Awards (3)	936,028	364,009	260,007	208,004	252,206
Accelerated Vesting of RSUs / PSUs / OPSUs (4)	15,607,183	6,568,046	4,967,427	3,858,904	4,330,932
Dividend Equivalents (2)	438,372	200,415	148,073	117,122	656,540
Severance Payment	5,212,500	2,542,500	820,000	685,000	1,065,000
Annual Incentive Bonus	2,212,500	895,000	820,000	685,000	710,000
Cash Payment (Stay and Win balance)	—	—	—	—	700,000
Continuation of Health and Life Insurance Benefits	4,100	9,005	7,834	4,887	7,701
Outplacement Services	35,000	35,000	35,000	35,000	30,000
Interest Paid for Section 409A Six-Month Delay	N/A	N/A	N/A	N/A	47,922
TOTAL	24,445,683	10,613,975	7,058,341	5,593,917	7,800,301
Payments upon Disability
Accelerated Vesting of Stock Option Awards (5)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (6)	8,078,807	3,640,383	2,876,250	2,185,931	2,302,497
Dividend Equivalents (2)	297,380	145,585	108,910	85,790	618,552
Annual Incentive Bonus	2,212,500	895,000	820,000	685,000	710,000
Cash Payment	—	—	—	—	1,765,000
Interest Paid for Section 409A Six-Month Delay	—	—	—	—	47,922
TOTAL	10,588,687	4,680,968	3,805,160	2,956,721	5,443,971
Payments upon Death
Accelerated Vesting of Stock Option Awards (3)	936,028	364,009	260,007	208,004	252,206
Accelerated Vesting of RSUs / PSUs / OPSUs (8)	15,607,183	6,568,046	4,967,427	3,858,904	4,330,932
Dividend Equivalents (2)	438,372	200,415	148,073	117,122	656,540
Annual Incentive Bonus	2,212,500	895,000	820,000	685,000	710,000
Cash Payment (7)	—	—	—	—	1,765,000
TOTAL	19,194,083	8,027,470	6,195,507	4,869,030	7,714,678
Payments upon Retirement (9)
Accelerated Vesting of Stock Option Awards (5)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (6)	—	—	—	—	—
Annual Incentive Bonus	—	—	—	—	—
TOTAL	—	—	—	—	—

58	2020 Proxy Statement

Executive Compensation

	Lorenzo Simonelli ($)	Brian Worrell ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Derek Mathieson ($)
Payments upon Involuntary Termination of Employment Not in Connection with a Change of Control
Accelerated Vesting of Stock Option Awards (10)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (11)	4,234,532	2,003,951	1,590,433	1,203,845	1,853,283
Dividend Equivalents (2)	149,431	74,296	56,201	43,899	584,338
Severance Payment	5,212,500	2,542,500	820,000	685,000	1,065,000
Annual Incentive Bonus	2,212,500	895,000	820,000	685,000	710,000
Cash Payment (Stay and Win Balance)	—	—	—	—	700,000
Continuation of Health and Life Insurance Benefits	4,100	9,005	7,834	4,887	7,701
Outplacement Services	35,000	35,000	35,000	35,000	30,000
Interest Paid for Section 409A Six-Month Delay	N/A	N/A	N/A	N/A	47,922
TOTAL	11,848,063	5,559,752	3,329,468	2,657,631	4,998,244

(1)
While awards granted under the LTIP would generally not vest upon a change in control without termination, the attainment of performance condition for PSUs would have been measured at target at the time of the change in control and the performance conditions for OPSUs would have been measured based on actual performance as of the date of the change in control, as described above. In both cases, the awards would still be subject to their respective service conditions. RSUs granted to Mr. Mathieson in January 2017 would vest in full upon a change in control per the award agreements under the legacy BHI plan.

(2)
Values include the quarterly dividend equivalents that would be due upon the vesting of the RSUs and the Transaction-related payment in respect of the special dividend of $17.50 paid to all BHI stockholders and paid upon the vest of legacy BHI RSU awards.

(3)	All outstanding stock options would have become fully vested and exercisable.

(4)
All service-based restrictions on RSUs, PSUs, and OPSUs would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs and based on actual performance as of the date of the change in control for OPSUs. For the purpose of this calculation, OPSUs were measured at target.

(5)	All outstanding stock options that have been held for at least one year would have become fully vested and exercisable.

(6)
Assuming the outstanding awards have been held for at least one year, RSUs would have fully vested and become non-forfeitable and PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(7)	In the event that Mr. Mathieson becomes disabled or passes away, the cash retention balance and severance value under his Stay and Win award would be paid to him or his estate.

(8)
All outstanding RSUs would have become fully vested and non-forfeitable. All outstanding PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(9)	None of our NEOs met the retirement criteria.

(10)	Outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable.

(11)
Assuming the outstanding awards have been held for at least one year, RSUs would have vested on a pro-rata basis and become non-forfeitable and PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

CEO pay ratio disclosure
Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the “Pay Ratio Rule”) require U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee. The Pay Ratio Rule permits a company to identify the “median employee” once every three years, so long as there have been no changes in the company’s employee population or employee compensation arrangements that would result in a significant change to the Company’s pay ratio disclosure.
Our headcount from 2017 to 2019 has not changed significantly with approximately 68,000 employees globally, and our compensation philosophy has not changed. While there have been non-material variations in our global footprint and we have had routine compensation actions for employees, we do not believe these changes or routine actions would significantly impact our pay ratio disclosure. Therefore, as permitted under the Pay Ratio Rule, we have used the compensation of the same employee we identified for our 2018 Proxy Statement as an estimate of median compensation for 2019.
We have estimated the median of the 2019 annual total compensation of our employees, excluding our CEO, to be $79,242. The 2019 total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $14,922,621, as reflected in the summary compensation table. The ratio of the total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 188 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rule.

59

Executive Compensation

Because the Pay Ratio Rule for identifying the median employee allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.
Background
Please refer to our 2018 Proxy Statement for the complete methodology used to identify the median employee; however, the information therein is not incorporated by reference into this Proxy Statement.
Median employee
We are using the compensation of the same employee that was identified for our 2018 Proxy Statement for an estimate of the median compensation. This employee remains an active, full-time employee based in the U.S. in the same position. As with our global employee population, the median employee’s compensation has been reviewed for merit increase/market adjustment, and his or her annual salary has increased as a result. His or her 2019 annual compensation is $79,242, and represents regular earnings and annual short-term incentive; the median employee did not receive other variable compensation, allowances, or long-term incentives in 2019. We do not include any estimate representing the cost of employee benefits as some companies do.
Population
Our global employee headcount has grown modestly since the filing date of our 2018 Proxy Statement. We have experienced headcount losses through natural attrition and following through on post-merger synergies, but we have increased our headcount in certain areas of the business.
Compensation committee interlocks and insider participation
As of December 31, 2019, the Compensation Committee consisted of Messrs. Brenneman (Chair), Cazalot and Rice. During 2019, none of the members of the Compensation Committee served as an officer or employee of the Company and none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

60	2020 Proxy Statement

Proposal 2 Advisory vote on executive compensation
The Board of directors recommend that you vote FOR the compensation programs of the NEOs on an advisory basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.

In the 2019 proxy advisory vote, 96.5% of the voted shares supported the compensation of our named executive officers.

The Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal.
We believe that our compensation policies and decisions are focused on pay-for-performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. As discussed previously in the CD&A, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:

•	providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;

•	requiring significant stock holdings to align the interests of executive officers with those of stockholders;

•	designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and

•	setting compensation and incentive levels that reflect competitive market practices.
We are asking our stockholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”
The Board has adopted a policy to provide for annual say on pay votes.

61

Audit committee report
The Audit Committee is comprised of three members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s Governance Principles. The Audit Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.
During the year ended December 31, 2019, the Audit Committee held eleven meetings and otherwise met and communicated with management and with KPMG LLP, the Company’s Independent Registered Public Accounting Firm for 2019. KPMG LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG LLP its independence from the Company and received the written disclosures and the letter from KPMG LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also reviewed the provision of services by KPMG LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of KPMG LLP. KPMG LLP also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors and KPMG LLP, the interim financial information included in the March 31, 2019, June 30, 2019 and September 30, 2019 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2019 with management, the Company’s internal auditors and KPMG LLP. KPMG LLP informed the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2019 are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of SOX and related regulations.
Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Gregory L. Ebel, Chair
W. Geoffrey Beattie
Lynn L. Elsenhans

62	2020 Proxy Statement

Fees paid to KPMG LLP
The Audit Committee appointed KPMG LLP as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal years ending on December 31, 2019 and December 31, 2018.
KPMG LLP billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during fiscal years 2019 and 2018. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.
The table below shows the aggregate fees paid or to be paid to KPMG LLP for professional services related to fiscal years 2019 and 2018:

KPMG LLP (in millions)	2019	2018
Audit fees	$27.2	$27.9
Audit-related fees	0.3	0.2
Tax fees	—	0.1
All Other	—	—
Total	$27.5	$28.2
Audit fees include fees related to the audit of the Company’s annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting.
Audit-related fees are primarily for audit services not directly related to the Company’s annual financial statements, for example audits related to possible divestitures or reorganization activities, assistance in connection with various registration statements and debt offerings and similar matters.
Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in certain countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.
Pre-approval policies and procedures
The Audit Committee has the sole authority and responsibility to select, evaluate, compensate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Committee, or the chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees,” “audit-related fees,” “tax fees” and “all other” were approved pursuant to Section 202 of the Sarbanes-Oxley Act and by the Audit Committee.

63

Proposal 3 Ratification of the Company’s independent registered public accounting firm
The board of directors recommend that you vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2020.
The Audit Committee has selected the firm of KPMG LLP as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the year ending December 31, 2020. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2019. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

64	2020 Proxy Statement

General information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Company, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 14, 2020 and at any and all reconvened meetings after adjournments thereof. It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.
Information about the Notice of Internet availability of proxy materials
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we furnish to our stockholders proxy materials, including our 2019 Annual Report on Form 10-K of the Company (the “Annual Report”) to stockholders, on the Internet. On or about April 2, 2020, we will send electronically an Annual Meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about April 2, 2020, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to stockholders. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
Stockholders may sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit www.proxypush.com/bakerhughes for additional information regarding electronic delivery enrollment.
Important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 14, 2020
This Proxy Statement and the Annual Report is available for Registered Holders at www.proxydocs.com/bakerhughes and the means to vote by Internet is available at www.proxypush.com/bakerhughes. Beneficial Holders should follow the instructions provided by their broker, bank or other nominee to vote by Internet and access this Proxy Statement and Annual Report.
Stockholder of record; shares registered in your name
If on March 23, 2020 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a stockholder of record or (“Registered Holder”) with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail or live during the live webcast of the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote during the virtual audio meeting and will revoke your previous proxy.
Beneficial owner; shares registered in the name of the broker, bank or other agent
If on March 23, 2020, your shares were held in “street name” in an account at a brokerage firm, bank or other nominee holder, then you are considered the beneficial owner or (“Beneficial Holder”) of the shares and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote during the live webcast of the Annual Meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

65

General Information

Voting
Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program and FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.
Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 17021 Aldine Westfield Road, Houston, Texas 77073. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.
Solicitation of proxies
The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.
Attendance
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Only stockholders of record or beneficial owners of the Company’s Class A Common Stock and Class B Common Stock may attend the virtual Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/bakerhughes prior to the deadline of May 7, 2020 at 5:00 p.m. Eastern Daylight Time. Upon completing your registration, you will receive further instructions via e-mail, including your unique link that will allow you access to the meeting and you will have the ability to submit questions.
Householding
We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Company, Attn: Corporate Secretary, 17021 Aldine Westfield Road, Houston, Texas 77073, +1 (713) 439-8600. Stockholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

66	2020 Proxy Statement

Annual report
The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2019, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any stockholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Incorporation by reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company or BHGE LLC under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Stockholder proposals
Under SEC regulations, proposals of stockholders intended to be included in the proxy materials for the 2021 Annual Meeting must be received no less than 120 calendar days before the anniversary date of the proxy statement for the prior year's Annual Meeting was made available to stockholders (i.e., November 26, 2020). Under the Company's Bylaws, proposals of stockholders intended to be presented at the 2021 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 14, 2021 and no later than February 13, 2021) to be properly brought before the 2021 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.
Nominations of directors by stockholders must be received by the Chairperson of the Governance & Nominating Committee of the Company’s Board of Directors, 17021 Aldine Westfield Road, Houston, Texas 77073 or the Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073 no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 14, 2021 and no later than February 13, 2021) to be properly nominated before the 2021 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

Other matters
The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

67

Voting securities
The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock and Class B Common Stock, of which 653,740,913 shares and 377,427,884 shares, respectively, were issued and outstanding at the close of business on March 23, 2020. Only stockholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting. GE has informed the Company that it will vote in accordance with the Board’s recommendations. In addition, the Stockholders Agreement, provides that GE must cause its shares of Common Stock to be present for quorum purposes at any stockholder meeting, vote in favor of all non-GE directors (as defined therein), and not vote in favor of the removal of any non-GE director (as defined therein) other than for cause.
The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of a plurality of votes cast by the holders of shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the affirmative vote of holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the advisory vote related to the Company's executive compensation program and the approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2020.
Brokers, banks or other nominees that hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the NYSE Rules when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2020). If a broker, bank or other nominee votes such “uninstructed” shares for or against a "routine" proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the "routine" proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as "broker non-votes" when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the "non-routine" proposals such as Proposal 1 (the election of directors) and Proposal 2 (the advisory vote related to the Company’s executive compensation program).

68	2020 Proxy Statement

Annex A Reconciliation of GAAP measures to non-GAAP measures
The Company presents its financial results in accordance with U.S. GAAP. However, management believes that using additional non-GAAP measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and liquidity, and that these measures may be used by investors to make informed investment decisions. The following tables reconcile our GAAP financial information with non-GAAP financial information used in this Proxy Statement.
The reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP) for the years ended December 31, 2019 and 2018 are as follows:

(in millions)	Year ended December 31, 2019*	Year ended December 31, 2018*
Revenue	$23,838	$22,877

Operating income (GAAP)	1,074	701
Restructuring, impairment and other	342	433
Separation and merger related	184	153
Inventory impairment	__	105
Total operating income adjustments	526	691
Adjusted operating income (non-GAAP)	$1,602	$1,391
The reconciliation of cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the year ended December 31, 2019 is as follows:

(in millions)	Year ended December 31, 2019
Cash flow from operating activities (GAAP)	$2,126
Less: Cash used for capital expenditures, net of proceeds from disposal of assets	(976)
Free cash flow (non-GAAP)	$1,150
* Certain columns may not sum up due to the use of rounded numbers.

A-1

Baker Hughes

Baker Hughes Company Annual Meeting of Stockholders
Thursday, May 14, 2020
for holders as of March 23, 2020

This proxy is solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/bakerhughes
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call

855-658-0965
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Lorenzo Simonelli and William D. Marsh and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A Common Stock and Class B Common Stock of Baker Hughes Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

PROXY TABULATOR FOR

BAKER HUGHES COMPANY
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Baker Hughes Company
Annual Meeting of Stockholders
May 14, 2020, 9:00 a.m. (Central Daylight Time)
This proxy is solicited on behalf of the Board of Directors

The undersigned appoints Lorenzo Simonelli and William D. Marsh (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of the Class A Common Stock and the Class B Common Stock of Baker Hughes Company (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast on Thursday, May 14, 2020 at 9:00 a.m. (CDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "FOR" the proposals in items 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each of the proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →